                                                                  EXHIBIT 10.16

                AMENDED AND RESTATED SECURITYHOLDERS' AGREEMENT



                              DATED JULY 14, 1999


                                 BY AND AMONG



                    GLOBENET COMMUNICATIONS GROUP LIMITED,
                      TELEBERMUDA INTERNATIONAL LIMITED,
                         GLOBENET COMMUNICATIONS LTD.,
                       ATLANTICA NETWORK (BERMUDA) LTD.,
                                MICHAEL KEDAR,
                          TELEBERMUDA (BVI) LIMITED,
                               IHI HYDRO, INC.,
                              JEFFREY G. CONYERS,
                 BOSTON VENTURES LIMITED PARTNERSHIP V, L.P.,
                     KELSO INVESTMENT ASSOCIATES VI, L.P.,
                                KEP VI, L.L.C.,
                     PROVIDENCE EQUITY PARTNERS III L.P.,
                PROVIDENCE EQUITY OPERATING PARTNERS III L.P.,
                      SPECTRUM EQUITY INVESTOR III, L.P.,
                      SEI III ENTREPRENEURS' FUND, L.P.,
                 SPECTRUM III INVESTMENT MANAGERS' FUND, L.P.,
                      CAPITAL COMMUNICATIONS CDPQ, INC.,
                      SANDLER CAPITAL PARTNERS IV, L.P.,
                    SANDLER CAPITAL PARTNERS IV FTE, L.P.,
                 ONTARIO MUNICIPAL EMPLOYEES RETIREMENT BOARD,
                      NAUTILUS EQUITY INVESTORS, L.L.C.,
                                      AND
                           TD CAPITAL GROUP LIMITED

                               TABLE OF CONTENTS

                                                                                        Page
                                                                                        ----
ARTICLE 1 -- DEFINITIONS...........................................................        2

 1.1   Definitions.................................................................        2
 1.2   Rules of Construction.......................................................        8

ARTICLE 2 -- MANAGEMENT OF THE COMPANY AND CERTAIN ACTIVITIES......................        8

 2.1   Special Voting Provisions...................................................        8
 2.2   Special Board Votes.........................................................       10
 2.3   Other Activities of the Holders; Fiduciary Duties...........................       11
 2.4   Board Representation........................................................       11
 2.5   Board Materials.............................................................       13
 2.6   Subsidiary Boards...........................................................       13
 2.7   Committees..................................................................       13
 2.8   Organizational Documents....................................................       13

ARTICLE 3 -- TRANSFERS OF SECURITIES...............................................       14

 3.1   Preemptive Rights...........................................................       14
 3.2   Drag-Along Rights...........................................................       16
 3.3   Tag-Along Rights............................................................       18
 3.4   Right of First Refusal......................................................       19
 3.5   Exempt Transfers............................................................       21
 3.6   [intentionally omitted].....................................................       21
 3.7   Lock-Up of Senior Management and Additional Investors.......................       21
 3.8   Transfer and Exchange.......................................................       21

ARTICLE 4 -- LIMITATION ON TRANSFERS...............................................       22

 4.1   Restrictions on Transfer....................................................       22
 4.2   Restrictive Legends.........................................................       22
 4.3   Notice of Proposed Transfers................................................       23
 4.4   Termination of Certain Restrictions.........................................       24
 4.5   Additional Restrictions on Transactions.....................................       24
 4.6   Transfers of Class B Shares.................................................       26

ARTICLE 5 -- ACCESS TO INFORMATION.................................................       26

 5.3   Disclosure..................................................................       28
 5.4   Accounting Standards........................................................       28
 5.5   Inquiries and Inspections...................................................       28
 5.6   Conduct of Holders..........................................................       29
 5.7   Termination.................................................................       30

ARTICLE 6 -- COVENANTS OF THE CORPORATIONS; COVENANTS OF TDG AND NAUTILUS..........       30

 6.1   Covenants of the Corporations...............................................       30
 6.2   Covenant of TDG.............................................................       31
 6.3   Covenant of Nautilus........................................................       31

ARTICLE 7 -- NON-COMPETITION COVENANT..............................................       32

 7.1   Non-Competition by Kedar....................................................       32
 7.2   Other Activities............................................................       34

ARTICLE 8 -- REPRESENTATIONS AND WARRANTIES.................................       34

 8.1   Holder Representations...............................................       34
 8.2   Kedar and BVI Representations........................................       35
 8.3   Company Representations and Covenants................................       35
 8.4   Representations of the Corporations..................................       36
 8.5   Representation of TDG................................................       37
 8.6   Representation of Non-U.S. Status for CFC Purposes...................       37
 8.7   Kedar Representations................................................       37
 8.8   Representation of Nautilus...........................................       37

ARTICLE 9 -- TERMINATION....................................................       37

ARTICLE 10 -- MISCELLANEOUS.................................................       38

 10.1  Notices..............................................................       38
 10.2  Legal Holidays.......................................................       38
 10.3  Governing Law; Consent to Jurisdiction...............................       39
 10.4  Successors and Assigns...............................................       39
 10.5  Counterparts.........................................................       39
 10.6  Severability.........................................................       39
 10.7  No Waivers: Amendments...............................................       39
 10.8  Entire Agreement.....................................................       40
 10.9  Remedy for Breach of Section 8.3(c), (d) or (e), 8.5(b) or 8.6.......       40
 10.10   Appraisal..........................................................       40
 10.11   Consents...........................................................       41
 10.12   Additional Investors...............................................       41

EXHIBIT A -- CURRENT SECURITY OWNERSHIP OF THE HOLDERS
SCHEDULE 2.1(A) --EXISTING OPTIONS AND WARRANTS
SCHEDULE 3.1(A) --PREEMPTIVE RIGHTS
SCHEDULE 3.7 -- SHARES OF SENIOR MANAGEMENT NOT SUBJECT TO SECTION 3.7

                             AMENDED AND RESTATED
                          SECURITYHOLDERS' AGREEMENT


     THIS AMENDED AND RESTATED SECURITYHOLDERS' AGREEMENT (this "Securityholders' Agreement"), dated July 14, 1999, is entered into by and among GlobeNet Communications Group Limited, an exempted company incorporated and registered pursuant to The Companies Act 1981 of Bermuda (including its successors, the "Company"), TeleBermuda International Limited, a local company incorporated and registered pursuant to The Companies Act 1981 of Bermuda ("TBI"), GlobeNet Communications Ltd., an exempted company incorporated and registered pursuant to The Companies Act 1981 of Bermuda ("GCL"), Atlantica Network (Bermuda) Ltd., an exempted company incorporated and registered pursuant to The Companies Act 1981 of Bermuda ("Atlantica"), Michael Kedar, an individual residing in Toronto, Ontario ("Kedar"), TeleBermuda (BVI) Limited, a corporation incorporated under the laws of the British Virgin Islands ("BVI"), IHI Hydro, Inc., a corporation incorporated under the Canada Business Corporations Act ("IHI"), Boston Ventures Limited Partnership V, L.P., a Delaware limited partnership ("BV"), Kelso Investment Associates VI, L.P., a Delaware limited partnership ("Kelso"), KEP VI, L.L.C., a Delaware limited liability company ("KEP"), Providence Equity Partners III L.P., a Delaware limited partnership ("Providence"), Providence Equity Operating Partners III L.P., a Delaware limited partnership ("PEOP"), Spectrum Equity Investor III, L.P., a Delaware limited partnership ("Spectrum"), SEI III Entrepreneurs' Fund, L.P., a Delaware limited partnership ("SEI"), Spectrum III Investment Managers' Fund, L.P., a Delaware limited partnership ("Managers"), Capital Communications CDPQ, Inc., a corporation formed under the Companies Act (Quebec) ("CDPQ"), Sandler Capital Partners IV, L.P. ("Sandler"), Sandler Capital Partners IV FTE, L.P ("SCP"), Ontario Municipal Employees Retirement Board, a corporation organized under the laws of Ontario ("OMERS"), Nautilus Equity Investors, L.L.C. ("Nautilus"), and TD Capital Group Limited, a corporation incorporated under the Canada Business Corporations Act ("TDG"), and solely for the purposes of Sections 3.2, 3.3 and
3.7 and Articles 4, 9 and 10 hereof, the members of Senior Management listed on the signature pages hereto and the Additional Investors (as defined herein) listed on the signature pages hereto, and solely for the purpose of agreeing to this amendment and restatement, Jeffrey G. Conyers, an individual residing in Hamilton, Bermuda ("Conyers").

     WHEREAS, the authorized capital of the Company consists of 24,000,000 common shares having a par value of $1.50 per share, 100 class A restricted voting shares having a par value of $1.50 per share, and 2,000 class B restricted voting shares having a par value of $1.50 per share;

     WHEREAS, as of this date, the New Investors hold in the aggregate 1,000 Class B Shares and 15,735,257 Common Shares (including 110 Class B Shares and 1,635,286 Common Shares held by IHI), each in such individual amounts as set forth in Exhibit A attached hereto;

     WHEREAS, the Original Investors currently hold in the aggregate 110 Class B Shares, 2,471,611 Common Shares, and warrants and/or options to purchase 320,000 additional Common Shares, each in such individual amounts as set forth in Exhibit A attached hereto;

     WHEREAS, in connection with their holdings in the Company, the Original Investors, the Company, TBI, Conyers, and Tyco Submarine Systems, Ltd. ("Tyco") executed that certain Securityholders' Agreement in April of 1999 (the "Original Agreement");

     WHEREAS, on or before the date hereof, Tyco assigned all of its rights and obligations under the Original Agreement to IHI;

     WHEREAS, in connection with and in order to facilitate the investment by the New Investors in the Company, the Original Investors, Conyers, the Company and TBI wish to amend and restate the Original Agreement in its entirety and to admit the New Investors, GCL and Atlantica as signatories hereto, such amended and restated securityholders' agreement to govern the matters set forth herein with respect to the Corporations;

     NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                  ARTICLE 1.
                                 DEFINITIONS

     1.1  Definitions.  As used in this Agreement, the following words and
          -----------
phrases shall have the following meanings, respectively:

     "Accredited Investor" means either (i) an "Accredited Investor," as defined in Regulation D, or any successor rule then in effect, or (ii) to the extent permitted by the laws of any jurisdiction applicable to the Company, an investor that is not a resident or citizen of the United States of America who is permitted by the laws of the jurisdiction applicable to that investor to make the purchase contemplated by this Agreement without the preparation by the seller or the Company of a prospectus or other qualifying document.

     "Accredited Offeree" shall have the meaning provided in Section 3.1 hereof.

     "Additional Investor" shall have the meaning provided in Section 10.12.

     "Affiliate" means, with respect to any Person, any Person who, directly or indirectly, controls, is controlled by or is under common control with that Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. Specifically for the purposes of Section 2.2, a Person shall be deemed to control another Person if it owns 25% or more of such Person's voting securities or if it has a representative on such Person's board of directors or other governing body.

     "Affiliated Successor" shall have the meaning set forth in Section 3.1 hereof.

     "Agreement" shall mean this Amended and Restated Securityholders' Agreement, as such may be amended from time to time.

     "Atlantica" shall mean Atlantica Network (Bermuda) Ltd., an exempted company incorporated and registered pursuant to The Companies Act 1981 of Bermuda.

     "Board of Directors" shall mean the Company's board of directors, as such is duly constituted pursuant to the Company's bye-laws.

     "Business Day" means a day that is not a Legal Holiday.

     "BV" shall mean Boston Ventures Limited Partnership V, L.P., a Delaware limited partnership.

     "BVI" shall mean TeleBermuda (BVI) Limited, a corporation incorporated under the laws of the British Virgin Islands.

     "Canadian Majority" shall have the meaning set forth in Section 4.5(b).

     "CDPQ" shall mean Capital Communications CDPQ, Inc., a corporation formed under the Companies Act (Quebec).

     "CFC" shall have the meaning set forth in Section 2.4(c).

     "Class B Shares" means the class B restricted voting shares, having a par value of $1.50 per share, of the Company, and any shares into which such class B restricted voting shares thereafter may be converted.

     "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

     "Common Shares" means the common shares, having a par value of $1.50 per share, of the Company, and any shares into which such common shares thereafter may be converted.

     "Common Share Equivalents" means, without duplication with any Common Shares, any rights, warrants, options, convertible securities or indebtedness, exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Shares, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

     "Company" shall have the meaning set forth in the introductory paragraph hereof.

     "Competitive Business" shall have the meaning set forth in Section 7.1(b) hereof.

     "Controlled Foreign Affiliate" shall have the meaning set forth in Section
4.5 hereof.

     "Conyers" shall mean Jeffrey G. Conyers, an individual residing in Hamilton, Bermuda.

     "Corporations" shall mean the Company, TBI, GCL and Atlantica.

     "Co-Seller" shall have the meaning set forth in Section 3.2 hereof.

     "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

     "Fully-Diluted Common Shares" means, at any time, the then outstanding Common Shares plus (without duplication) all Common Shares issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the exercise, conversion, or exchange of all then outstanding Common Share Equivalents if, at the close of business on the Business Day immediately preceding the date of determination, the exercise price or consideration payable per share as provided in such Common Share Equivalent is less than or equal to the fair market value of a Common Share, but excluding Common Share Equivalents that are not exercisable immediately following the transaction triggering the event in Section 3.2 or 3.3 giving rise to the determination.

     "GCL" shall mean GlobeNet Communications Ltd., an exempted company incorporated and registered pursuant to The Companies Act 1981 of Bermuda.

     "Holder" means (i) an Original Investor, (ii) a New Investor and (iii) any direct or indirect transferee thereof who shall become a party to this Agreement pursuant to Section 4.1.

     "IHI" shall mean IHI Hydro, Inc., a corporation incorporated under the Canada Business Corporations Act.

     "Immediate Family Members" shall mean with respect to any individual, his or her parents, grandparents, spouse or ex-spouse(s), siblings, children, grandchildren and great-grand children.

     "Kedar" shall mean Michael Kedar, an individual residing in Toronto, Ontario.

     "Kelso" shall mean Kelso Investment Associates VI, L.P., a Delaware limited partnership.

     "KEP" shall mean KEP VI, L.L.C., a Delaware limited liability company.

     "Legal Holiday" shall have the meaning provided in Section 10.2 hereof.

     "Managers" shall mean Spectrum III Investment Managers' Fund, L.P., a Delaware limited partnership.

     "Nautilus" shall mean Nautilus Equity Investors, L.L.C.

     "New Investors" shall mean BV, Kelso, KEP, Providence, PEOP, Spectrum, SEI, Managers, CDPQ, Sandler, SCP, OMERS, Nautilus, IHI and TDG, and any transferee of the Common Shares or Class B Shares currently held by such New Investors who shall become a party to this Agreement pursuant to Section 4.1.

     "Offer Notice" shall have the meaning provided in Section 3.1 hereof.

     "Offered Securities" shall have the meaning provided in Section 3.1 hereof.

     "OMERS" shall mean Ontario Municipal Employees Retirement Board, a corporation organized under the laws of Ontario.

     "Original Agreement" shall mean that certain Securityholders' Agreement, executed in April 1999, by and among the Original Investors, Conyers and Tyco.

     "Original Investors" shall mean BVI, IHI and Kedar and any transferee of the Common Shares or Class B Shares currently held by such Original Investors and admitted as a party to this Agreement pursuant to Section 4.1.

     "Original New Investors" shall mean BV, Kelso, KEP, Providence, PEOP, Spectrum, SEI, Managers, CDPQ, Sandler, SCP, OMERS, Nautilus, IHI and TDG, and any Affiliated transferee of the Common Shares or Class B Shares currently held by such Original New Investors who is admitted as a party to this Agreement pursuant to Section 4.1.

     "Other New Investors" shall have the meaning set forth in Section 3.4 hereof.

     "Participation Offer" shall have the meaning provided in Section 3.3 hereof.

     "PEOP" shall mean Providence Equity Operating Partners III L.P., a Delaware limited partnership.

     "Person" or "person" means any individual, company, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

     "Preemptive Rights Offer" shall have the meaning set forth in Section 3.1 hereof.

     "Preemptive Rights Transaction" shall have the meaning set forth in Section
3.1 hereof.

     "Providence" shall mean Providence Equity Partners III L.P. a Delaware limited partnership.

     "Qualified Public Offering" means an underwritten public offering of Common Shares pursuant to a prospectus, registration statement, statement of material facts, or similar document filed with the relevant regulatory body in the United States or Canada pursuant to which the aggregate gross proceeds to the Company (prior to deducting any underwriters' discounts and commissions), when added to the aggregate gross proceeds to the Company (prior to deducting any underwriters' discounts and commissions) from all previous underwritten public offerings of Common Shares in the United States and/or Canada, equal or exceed $150 million (or such lesser amount, but not less than $100 million, as may be approved by the holders of a majority of the Class B Shares) and following which the Common Shares are listed for trading on the New York Stock Exchange or on the Nasdaq stock market.

        "Registration Rights Agreement" shall have the meaning set forth in
Section 2.1(j).

        "Regulation D" means Regulation D promulgated under the Securities Act by the SEC.

        "Required Holders" means New Investors who then hold more than 50% of the aggregate number of outstanding Class B Shares entitled to vote under this definition; provided, however, that,
            -----------------

   (i) in the case of each New Investor that is a "United States person" (within the meaning of section 957(c) of the Code) and that is not a "United States shareholder" (within the meaning of section 951(b) of the Code, as determined without regard to any of the rights or obligations set forth in this Agreement) of the Company, the number of Class B Shares considered held by such New Investor for purposes of this definition shall be deemed reduced so that such New Investor is considered to have (after taking into account the attribution principles set forth in section 958 of the Code) less than 10% of the aggregate number of outstanding Class B Shares entitled to vote under this definition; and

   (ii) in the case of the New Investors that are "United States persons" (within the meaning of section 957(c) of the Code) and that are not described in clause (i) hereof, the number of Class B Shares considered held by such New Investors for purposes of this definition shall be deemed reduced so that such New Investors are not considered to have, individually or in the aggregate (after taking into account the attribution principles set forth in section 958 of the Code), more than 50% of the aggregate number of outstanding Class B Shares entitled to vote under this definition.

Clause (i) hereof shall be applied prior to clause (ii) hereof and then clause
(i) and (ii) shall be applied repeatedly until no reduction is required pursuant to either clause. Any reduction pursuant to clause (ii) in the number of Class B Shares deemed to be held by the New Investors described therein shall be made in proportion to the number of Class B Shares actually held by such New Investors. Factual determinations for purposes of this definition shall be reasonably made in good faith by holders of a majority of the Class B Shares who are "United States persons" (within the meaning of section 957(c) of the Code).

        "ROFR Offeror" shall have the meaning set forth in Section 3.4 hereof.

        "ROFR Shares" shall have the meaning set forth in Section 3.4 hereof.

        "Sandler" shall mean Sandler Capital Partners IV, L.P.

     "SCP" shall mean Sandler Capital Partners IV FTE, L.P.

     "SEC" means the United States Securities and Exchange Commission.

     "Securities" means the Common Shares, the Class A Shares and the Class B Shares.

     "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

     "Securities Act (Ontario)" means the Securities Act of the Province of Ontario, Canada, R.S.O. 1990, c. S.5, the regulations promulgated thereunder and all rules, policies, and orders of the Ontario Securities Commission thereunder, all as amended from time to time.

     "SEI" shall mean Spectrum III Entrepreneurs' Fund, L.P., a Delaware limited partnership.

     "Selling Investors" shall have the meaning provided in Section 3.2 hereof.

     "Selling ROFR Holder" shall have the meaning set forth in Section 3.4 hereof.

     "Senior Facility" means collectively the $10 million senior secured working capital facility, the $60 million senior secured multiple draw facility, the $80 million senior secured multiple draw facility, the $150 million senior secured multiple draw facility, and the $100 million senior secured working capital facility, entered into pursuant to the commitment letter, dated on or about July 9, 1999, by and among the GlobeNet Communications Holdings Ltd., an exempted Bermuda company and a wholly-owned subsidiary of the Company, as the borrower, and TD Securities (USA), Inc. and Credit Suisse First Boston Corporation, as the lead banks, together with certain other financial institutions.

     "Senior Management shall have the meaning provided in Section 2.1(j) hereof.

     "Significant Sale" shall have the meaning provided in Section 3.2 hereof.

     "Spectrum" shall mean Spectrum Equity Investors III, L.P., a Delaware limited partnership.

     "Subsidiary" of any Person means (i) a corporation a majority of whose outstanding shares of capital stock or other equity interests with voting power, under ordinary circumstances, to elect directors, is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, and (ii) any other Person (other than a corporation) in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

     "TBI" shall mean TeleBermuda International Limited, a local company incorporated and registered pursuant to The Companies Act 1981 of Bermuda.

     "TDG" shall mean TD Capital Group Limited, a corporation incorporated under the Canada Business Corporations Act.

     "Transfer" means any disposition of any Security or any interest therein that would constitute a "sale" thereof within the meaning of the Securities Act.

     "Transfer Notice" shall have the meaning provided in Section 4.3 hereof.

     "Tyco" shall mean Tyco Submarine Systems, Ltd., a Delaware corporation.

     "U.S. Majority" shall have the meaning provided in Section 2.4(c) hereof.

     1.2  Rules of Construction.  Unless the context otherwise requires
          ---------------------

     (a)  a term has the meaning assigned to it;

     (b) words in the singular include the plural, and words in the plural include the singular;

     (c) "herein," "thereof" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

     (d)  all dollars or "$" referred to herein are United States dollars.


                                  ARTICLE 2.
               MANAGEMENT OF THE COMPANY AND CERTAIN ACTIVITIES

     2.1  Special Voting Provisions.  The Company hereby covenants and agrees
          -------------------------
that it shall not take (and shall cause each of its Subsidiaries not to take) any of the following actions without the prior approval of the Required Holders:

     (a) issue any Common Shares, Common Share Equivalents or any other equity securities or securities convertible into or exercisable for equity securities of the Company or any of its Subsidiaries; provided, however, that nothing contained herein shall limit the Company's ability to (i) issue such securities with respect to the exercise of options or warrants to purchase Company securities granted (x) pursuant to any employee, officer or director share option or share purchase plan, benefit plan or arrangement previously approved by the Board of Directors and set forth on Schedule 2.1(a) hereto or approved by the Board of Directors (or the compensation committee thereof) after the date hereof, or (y) pursuant to options or warrants the grant of which was previously approved by the Board of Directors and set forth on Schedule 2.1(a) hereto or approved by the Board of Directors and the Required Holders after the date hereof, or (ii) issue in any consecutive 12-month period equity securities or securities convertible into or exercisable for equity securities of the Company constituting no more than 20% of the outstanding class of such securities on a fully-diluted basis so long as no Person (together with its Affiliates) would obtain more than 25% of the securities issued pursuant to this Section 2.1(a)(ii) during such 12 month period; and provided further that any securities issued pursuant to this Section 2.1(a)(ii) shall be issued by the Company solely with respect to or in connection with (A) any acquisitions of equity interests or operating assets by the Company or its Affiliates, (B) the entering into of joint ventures, partnerships, or other similar arrangements by the Company or its Affiliates, or
(C) the entering into of capacity swaps, joint construction agreements or other similar arrangements by the Company or its Affiliates;

     (b) issue any Class B Shares or class A restricted voting shares of the Company or any of its Subsidiaries or securities convertible into or exchangeable for Class B Shares or class A restricted voting shares of the Company or any of its Subsidiaries;

     (c) declare or pay any dividends (or other distributions with respect to equity securities) or repurchase or redeem any equity securities other than in connection with the self-tender for $30.6 million of Common Shares contemplated by the offer made by the Company to its shareholders in July 1999; provided, however, that nothing contained herein shall limit the Company's ability to declare and pay a dividend if, in the opinion of legal counsel reasonably acceptable to the Required Holders, the payment of such dividend is necessary to avoid or ameliorate an adverse tax consequence arising under the United States federal income tax laws or Canadian income tax laws applicable to the Company or any of the New Investors and in connection with the holding of Common Shares;

     (d) sell, lease or exchange (other than in the ordinary course of business) any material assets or rights of the Company and its Subsidiaries (taken as a whole), such as, but not limited to, the sale or lease of (i) more than 400 STM-1 circuits of capacity on the Company's undersea fiber optic cable system in one transaction or a series of related transactions, (ii) more than 25% of the other assets or holdings of the Company or its Subsidiaries (taken as a whole), in one transaction or a series of related transactions; or (iii) a material interest in any material Subsidiary (whether by sale or issuance of shares);

     (e) incur indebtedness or guarantee the payment of indebtedness except to the extent (i) such indebtedness (whether incurred or guaranteed), together with all indebtedness then outstanding (other than indebtedness described in clauses
(ii), (iii) or (iv)), does not exceed in the aggregate $25 million in outstanding principal amount at any time, not including for this purpose any indebtedness permitted by clause (ii), (iii) and (iv) hereof, (ii) such indebtedness constitutes trade payables occurring in the ordinary course of business, (iii) such indebtedness is incurred pursuant to the Senior Facility, or (iv) such indebtedness is incurred pursuant to the pending offering of $300 million of senior notes, pursuant to the Company's offering memorandum, dated as of July 8, 1999, as such may be amended or supplemented prior to the consummation of such offering.

     (f) adopt any annual budget or business plan, or make any amendments to such annual budgets or business plans; provided, however, that this provision shall not apply to budgeted amounts (whether incurred in 1999 or otherwise) approved by the Company's Board of

Directors prior to the date hereof with respect to the construction of the Atlantica-1 network (other than the construction or completion of an undersea ring from Fortaleza to and from Rio de Janeiro, Brazil, or Buenos Aires, Argentina, which specifically is subject to this Section 2.1), to the extent such budgeted amounts are reflected in the supplemental letter, dated July 9, 1999, from the Company to the New Investors.

     (g) invest or commit or agree to invest in equity investments in an amount in excess of 5% above the amount contemplated for equity investments by the most recent annual budget or business plan, or make or commit or agree to make capital expenditures in an amount in excess of 5% above the amount contemplated for capital expenditures by the most recent annual budget or business plan;

     (h)  merge, amalgamate, or consolidate with any other Person;

     (i) effect any reorganization or recapitalization, or any combination or reclassification of the Company's shares;

     (j) hire or fire Michael Kedar, Scott Socol, Greg Belbeck, Lin Gentemann, or Laurent Duplantie or any other member of the Company's senior management team designated by the Board of Directors (hereinafter "Senior Management"), provided further that the Company shall use its commercially reasonable efforts to require such Persons to become a party to this Agreement and the Registration Rights Agreement, dated of even date herewith, by and among the Company and certain of its shareholders, as such agreement may be amended from time to time (the "Registration Rights Agreement");

     (k) terminate or suspend construction under the Project Development and Construction Contract entered into by and among Atlantica, Alcatel Submarine Networks, and Alcatel Submarine Networks, Ltd.; or

     (l) adopt any material amendment to any license or contract disclosed to the New Investors on Schedules 4.1(d) and 4.1(f), respectively, to the Subscription Agreements, dated June 16, 1999, by and between the Company and the New Investors.

     2.2  Special Board Votes.  The approval of a majority (by headcount) of
          -------------------
the disinterested members of the Board of Directors of the Company shall be required for the Company or any of its Subsidiaries to enter into any contract or agreement with, to provide any services to, or to accept any services from any Affiliate of the Company or of any member of Senior Management, or from any New Investor or Additional Investor or any Affiliate thereof, unless the consideration payable under such contract, agreement or arrangement, when considered together with all other contracts, agreements or arrangements entered into by and between the Company and such Person (collectively with each of its Affiliates) calls for aggregate consideration payable by the Company of less than $1 million.

     2.3  Other Activities of the Holders; Fiduciary Duties.  It is
          -------------------------------------------------
understood and accepted that the Holders and their Affiliates have interests in other business ventures which may be in conflict with the activities of the Company and its Subsidiaries and that, subject to applicable law and Article 7 hereof, nothing in this Agreement shall limit the current or future business activities of the Holders whether or not such activities are competitive with those of the Company and its Subsidiaries. Nothing in this Agreement, express or implied, shall relieve any officer or director of the Company or any of its Subsidiaries, or any Holder, of any fiduciary or other duties or obligations they may have to the Company or its shareholders.

     2.4  Board Representation.
          --------------------

     (a) If any of the Persons named in Bye-Law 2A(7)(d) of the Company's Bye-Laws, together with such Person's Affiliates, shall at any time reduce its Common Share holdings in the Company to less than 880,000 Common Shares (adjusted, as appropriate, for stock splits or bonus issuances, reverse stock splits or consolidations, reclassifications, stock dividends or similar transactions) by reason of a transfer (or series of transfers) to an Original New Investor (or an Affiliate thereof) of 880,000 or more Common Shares, then in such circumstances the holders of the Class B Shares shall take such action as they can (exercising commercially reasonable efforts) to (i) amend Bye-Law 2A(7)(d) to provide that the director (and alternate director) formerly appointed by such Person shall instead be appointed by the Original New Investor (or its Affiliate) that acquires such Common Shares, in which event such party's appointment rights shall also be subject to this Section 2.4, and (ii) cause the current director (and alternate director) appointed by such Person to be replaced by the appointee of such Original New Investor (or an Affiliate thereof).

     (b) If any of the Persons named in Bye-Law 2A(7)(d) of the Company, together with such Person's Affiliates, shall at any time reduce its Common Share holdings to less than 880,000 Common Shares (adjusted as appropriate, for stock splits or bonus issuances, reverse stock splits or consolidations, reclassifications, stock dividends or similar transactions) by reason of a transfer to which Section 2.4(a) does not apply, then the holders of the Class B Shares shall take such action as they can (exercising commercially reasonable efforts) to (i) amend Bye-Law 2A(7)(d) to provide that the director (and alternate director) formerly appointed by such Person shall instead be appointed by one or more of the holders of Class B Shares selected by the Required Holders, and (ii) cause the current director (and alternate director) appointed by such Person to be replaced by the appointee of one or more of the holders of Class B Shares selected by the Required Holders, provided that the selection of such holder(s) of Class B Shares must be made in a manner that does not cause the Company to breach the representations made in Section 8.3(c) or (e).

     (c) A resolution described in Bye-Law 2A(7)(e) of the Company, providing for the amendment of the number of votes to which directors of the Company are entitled, may be approved by holders of a majority of the Class B Shares held by New Investors who are "U.S. persons" within the meaning of section 957(c) of the Code (a "U.S. Majority") only if (i) the U.S. Majority has made its determination with respect to the Company's status as a "controlled foreign corporation" for U.S. federal income tax purposes (a "CFC") based on advice of a nationally recognized U.S. law firm and after consultation with Providence and Spectrum, and (ii) the amendment of the number of votes to which directors are entitled is determined in accordance with the following principles:

          (A) If the U.S. Majority determines that the amendment is reasonably necessary to prevent either Providence or Spectrum from being considered a "United States shareholder" (within the meaning of section 951(b) of the Code), then the voting rights of any director appointed by such Person (but not the other Person except to the extent necessary to prevent such other Person from being considered a "U.S. shareholder" (within the meaning of section 951(b) of the Code)) shall be reduced by increasing the number of votes the other directors are entitled to cast until Providence and Spectrum would reasonably be expected not to be considered a "United States shareholder" (within the meaning of section 951(b) of the Code); provided that without such Person's consent the voting rights of any director appointed by such Person shall not be reduced pursuant to this Section 2.4(c)(A) to the extent such reduction would cause such Person to own (directly and by attribution) less than 9.8% of the total combined voting power of all classes of stock entitled to vote within the meaning of
Section 951(b) of the Code).

          (B) If the U.S. Majority determines that the amendment is reasonably necessary to prevent Kelso and BV from being treated as owning (directly and by attribution) individually or in the aggregate more than 50% of the total combined voting power of all classes of shares of the Company entitled to vote (within the meaning of section 957(a)(1) of the Code), then the voting rights of the directors appointed by Kelso and BV shall be reduced by increasing the number of votes other directors (excluding those appointed by New Investors who are "U.S. persons" within the meaning of section 957(c) of the Code) are entitled to cast by the least number necessary such that, following such reduction, Kelso and BV would no longer reasonably be expected to be treated as owning (directly and by attribution) individually or in the aggregate more than 50% of the total combined voting power of all classes of shares of the Company entitled to vote (within the meaning of section 957(a)(1) of the Code).

          (C) If due to a change in law or circumstance the U.S. Majority determines that it would be possible to (i) reverse (in whole or in part) any reduction in the number of votes cast by directors appointed by Providence or Spectrum pursuant to clause (A) hereof or (ii) reapportion votes from directors appointed by Kelso and BV to the directors appointed by Providence and Spectrum, in each case without causing the Company to become a CFC, then the New Investors who are "U.S. persons" within the meaning of section 957(c) of the Code shall adopt a resolution pursuant to Bye-Law 2A(7)(e) of the Company providing for the voting rights of the directors appointed by Providence and Spectrum to be so increased (but not to the extent that the voting rights of the directors appointed by Providence and Spectrum would exceed the voting rights of the directors appointed by Kelso and BV).

          (D) If due to a change in law or circumstance the U.S. Majority determines that it would be possible to reverse (in whole or part) a prior adjustment to the votes of the directors pursuant to clause (B) hereof without causing Kelso and BV to be treated as owning (directly and by attribution) in the aggregate more than 50% of the total combined voting power of all classes of shares of the Company entitled to vote (within the meaning of section 957(a)(1) of the Code), then the New Investors who are "U.S. persons" within the meaning of section 957(c) of the Code shall adopt a resolution pursuant to Bye-Law 2A(7)(e) of the Company providing for an adjustment to the votes of the directors that effects such reversal.

          (E) In no event shall any such amendment reduce the proportionate number of votes to which any director appointed by a New Investor who is not a "U.S. person" within the meaning of section 957(c) of the Code is entitled in relation to the total number of votes to which all of the directors are entitled on the date hereof (without taking into account any changes made pursuant to this Section 2.4(c)), unless such reduction is consented to by such New Investor.

If requested by Providence or Spectrum, the New Investors who are "U.S. persons" (within the meaning of section 957(c) of the Code) will make a good-faith determination whether it is possible to adopt a resolution of the type described in clause (C) above, and, if a U.S. Majority determines that it would be possible to adopt such a resolution, such U.S. Majority shall approve such a resolution. To the extent appropriate, the limitations set forth in this Section 2.4(c) on the ability of the New Investors to adopt a resolution described in Bye-Law 2A(7) of the Company shall be interpreted to apply to transferees of Kelso, BV, Providence or Spectrum, as the case may be. All determinations under this Section 2.4(c) (other than Section 2.4(c)(E)) shall be made by the U.S. Majority.

     2.5  Board Materials.  The Company shall deliver to each Original New
          ---------------
Investor or its Affiliated designee, so long as such Original New Investor (and its Affiliates) owns 250,000 or more Common Shares (adjusted, as appropriate, for stock splits or bonus issuances, reverse stock splits or consolidations, reclassifications, stock dividends, and similar transactions), (a) copies of all materials distributed to the Board of Directors of the Company, and (b) notice of all actions taken by the Board of Directors of the Company.

     2.6  Subsidiary Boards.  The Company shall, to the extent requested by the
          -----------------
Required Holders, take such action as may be necessary to cause the board of directors of each of the Company's Subsidiaries to consist of the same directors as the Board of Directors of the Company.

     2.7  Committees.  The Company shall, to the extent requested by the
          ----------
Required Holders and to the extent permissible under applicable law and stock exchange rules, take such action as may be necessary to cause each committee of the Board of Directors of the Company and each committee of the board of directors of each of the Company's Subsidiaries to be constituted such that the persons appointed to the Board of Directors by the New Investors shall sit on such committees in the same proportion as the proportion of directors appointed to the Board of Directors by the New Investors.

     2.8  Organizational Documents.
          ------------------------

     (a) No New Investor (the "first investor") shall vote in favor of any amendment to the Company's Bye-Laws or other constitutional documents if such amendment adversely and discriminatorily changes (i) the rights and obligations of any other New Investor or New Investors (or their Affiliates) in a manner that is materially different from the change in the rights and obligations of the first investor, or (ii) the number of directors or the rights to appoint the directors, unless such amendment is required by the provisions of this Agreement or the New Investor or New Investors affected thereby shall have consented thereto in writing.

     (b) In the event that (i) there is a change in law or facts, (ii) as a result of such change in law or facts, the grant to Spectrum and Providence of a right to vote in the election of the independent directors (on the same terms as the shareholders of the Company that are otherwise entitled to vote in the election of such directors) will not cause the Company to be a CFC, and (iii) Spectrum and Providence provide the Company with an opinion of a nationally recognized United States law firm, in a form and substance reasonably acceptable to the Company and the holders of a majority of the Common Shares held by the New Investors who are United States persons within the meaning of section 957(c) of the Code (which majority shall be deemed to have approved such opinion if no objection is raised by one or more of such New Investors with the Company, Spectrum and Providence within 20 days of the receipt of such proposed opinion by such New Investors), to the effect that the grant of such a right to Spectrum and Providence will not cause the Company to be a CFC, then the Company and each New Investor shall take such steps as they can (using commercially reasonable efforts) to amend this Agreement and the Bye-Laws and other constitutional documents of the Company to permit Spectrum and Providence to be granted such a right. The Company and each party to this Agreement will provide counsel such information as is reasonably necessary in order to render such opinion, and counsel shall be entitled to rely upon such information in rendering such opinion.

     2.9  Termination.  The terms and provisions of this Article 2 shall
          -----------
terminate upon the earlier of (a) the completion by the Company of a Qualified Public Offering, or (b) the New Investors (together with their Affiliates) holding in the aggregate less than 4,000,000 Common Shares (adjusted, as appropriate, for stock splits or bonus issuances, reverse stock splits or consolidations, reclassifications, stock dividends and similar transactions), and upon either such event the holders of the Class B Shares shall take such actions as they can (exercising commercially reasonable efforts) to (i) amend Bye-Law 2A(7)(d) to provide that the directors previously appointed or elected pursuant to the provisions of this Article 2 shall thereafter be elected by holders of the Common Shares, and (ii) cause the current directors (and alternate directors) appointed or elected pursuant to this Article 2 to be replaced by Persons so elected.


                                  ARTICLE 3.
                            TRANSFERS OF SECURITIES

     3.1  Preemptive Rights.
          -----------------

     (a)  Rights to Participate in Future Sales.  In case the Company or any
          -------------------------------------
Affiliated Successor (as hereinafter defined) proposes to issue or sell any Common Shares or Common Share Equivalents (the "Offered Securities"), the Company shall, no later than 30 days prior to the consummation of such transaction (a "Preemptive Rights Transaction"), give notice in writing (the "Offer Notice") to each Holder of such Preemptive Rights Transaction.

          (i) The Offer Notice shall describe the proposed Preemptive Rights Transaction, identify the proposed purchaser (and its controlling Affiliates, if any), and contain an offer (the "Preemptive Rights Offer") to sell to each Holder (or its assignee; provided that no consideration is paid or payable to the Holder in respect of the assignment of such right) who certifies (to the reasonable satisfaction of the Company) that such Holder (or such assignee) is an Accredited Investor (an "Accredited Offeree") and that no consideration is paid or payable for the assignment of such rights, if applicable, at the same price and for the same consideration to be paid by the proposed purchaser (or the equivalent amount in cash), all or part of such Accredited Offeree's pro rata portion of the Offered Securities (which shall be the percentage ownership of the Fully-Diluted Common Shares held by such Holder (considered, for this purpose, together with its Affiliates), excluding, for the purposes of such calculation, any Common Shares issuable upon exercise of any Common Share Equivalents granted pursuant to any employee, officer or director share option or share purchase plan, benefit plan or arrangement); provided that the Company shall be free to reallocate the Offered Securities for the purposes hereof to the extent necessary to prevent the making or acceptance of an offer in respect of fractional Offered Securities.

          (ii) Each Holder (or assignee) electing to purchase all or part of its pro rata portion of the Offered Securities shall notify the Company in writing within 15 days after its receipt of the Offer Notice of the number of Offered Securities it elects to purchase, and shall tender on or before the close of such 15-day period the purchase price for such Offered Securities. If requested during such 15-day period, the Company shall advise each Holder of the names of each Holder who has responded (or assignee who has responded) to such Offer Notice and the number of Offered Securities in respect of which each has elected to purchase. The Company shall issue the purchased Offered Securities to the electing and tendering Holders (or assignees) upon the close of such 15-day period, and shall cause its registrar and transfer agent to deliver to such Holders (or assignees) as soon as practicable thereafter, certificates representing the Offered Securities registered in their respective names in an aggregate number equal to the number of Offered Securities purchased by them.

          (iii) If any such Holder fails to accept such offer by written notice within 15 days after its receipt of the Offer Notice, fails to elect to purchase all of its prescribed share or fails to timely tender the purchase price for such Offered Securities, the Company or such Affiliated Successor may proceed with the proposed issue or sale of the remaining Offered Securities, free of any right on the part of such Holder under this Section 3.1(a) in respect thereof, provided that such issuance or sale occurs in compliance with the terms and conditions set forth in the Offer Notice.
     The sale of such securities shall not constitute a waiver of any claims for damages or otherwise the Company may have against an electing Holder (or designee) who fails to timely tender the purchase price for such Offered Securities.

          (iv) As used herein, the term "Affiliated Successor" means a successor entity to the Company (whether by merger, amalgamation consolidation, reorganization, or otherwise) in which the Holders own (as a group) at least the same percentage of the fully-diluted common stock of such entity (after giving effect to the merger, amalgamation, consolidation, reorganization, or other transaction) as the Holders own (as a group) of the Fully-Diluted Common Shares of the Company, excluding, for the purposes of such calculation, any Common Shares issuable upon exercise of any

     Common Share Equivalents granted pursuant to any employee, officer or director share option or share purchase plan, benefit plan or arrangement.

     (b)  Exceptions to Preemptive Rights.  This Section 3.1 shall not apply to
          -------------------------------
(i) issuances or sales of Common Shares or Common Share Equivalents to employees, officers, and/or directors of the Company and/or any of its Subsidiaries pursuant to employee, officer or director share option or share purchase plans, benefit plans or arrangements of the Company and/or its Subsidiaries which have been approved by the Board of Directors of the Company,
(ii) issuances or sales of Common Shares or Common Share Equivalents upon the exercise of any currently outstanding options or warrants evidenced on Exhibit A attached hereto or any Common Share Equivalent which, when issued, was subject to or exempt from the preemptive rights under this Section 3.1 and, to the extent in existence on the date hereof, which are set forth on Schedule 3.1(b) hereto, (iii) securities distributed or set aside ratably to all holders of Common Shares and Common Share Equivalents (or any class or series thereof) on a per share equivalent basis, or (iv) issuances or sales of Common Shares or Common Share Equivalents pursuant to a registered and broadly distributed underwritten public offering, a merger or amalgamation of the Company or a Subsidiary of the Company into or with another entity or an acquisition by the Company or a Subsidiary of the Company of another business or corporation if such transaction was approved in accordance with the Bye-laws of the Company and the terms of this Agreement. In the event of any issuances or sales of Common Shares or Common Share Equivalents as a unit with any other security of the Company or its Subsidiaries, the preemptive rights under this Section 3.1 shall be applicable to the entire unit rather than only the Common Shares or Common Share Equivalent included in the unit.

     (c)  Designees.  Any party exercising a Holder's preemptive rights
          ---------
hereunder shall take any Common Shares or Common Share Equivalents acquired pursuant to such exercise subject to Article III and Article IV of this Agreement, and such Holder shall ensure that such party shall execute a counterpart to this Agreement or such other instrument as may be required by the Company to acknowledge such party's obligations and benefits hereunder.

     (d)  Termination.  This Section 3.1 shall terminate immediately prior to,
          -----------
and shall not be exercisable in connection with, the completion by the Company of a Qualified Public Offering.

     3.2  Drag-Along Rights.
          -----------------

     (a)  Applicability.  In connection with any proposed Transfer after the
          -------------
third anniversary of the date hereof by New Investors (the "Selling Investors") of more than 50% of the Company, whether structured as a sale of shares, amalgamation, merger, recapitalization, sale of assets or otherwise (a "Significant Sale") other than a Transfer to a New Investor pursuant to Section
3.4 hereof, the Selling Investors shall have the right to require each non-selling Holder, member of Senior Management and Additional Investor (each, a "Co-Seller") to Transfer a portion of its Common Shares which represents the same percentage of the Fully-Diluted Common Shares held by such Co-Seller as the shares being disposed of by the Selling Investors represent of the Fully-Diluted Common Shares held by the Selling Investors (adjusted for the effects of any rights exercised under this Section 3.2). Each Co-Seller shall, to the extent necessary to enable such Co-Seller to meet its obligations hereunder, convert its Common Share Equivalents into Common Shares, if convertible at such time. All Common Shares Transferred by Co-Sellers pursuant to this Section 3.2 shall be sold at the same price and otherwise treated identically with the Common Shares being sold by the Selling Investors in all respects including, without limitation, with respect to representations and warranties, escrow arrangements and indemnification; provided, however, that any representations and warranties relating specifically to any Selling Investor or Co-Seller shall be made only by that Selling Investor or Co-Seller and any indemnification provided by any such Selling Investor or Co-Seller with respect to such representations and warranties shall be on a several, not joint, basis. Any indemnification for breaches of representations and warranties and covenants relating to the Company generally shall be limited to an escrowed amount and each Co-Seller's liability with respect thereto shall be pro rata, based on the number of Common Shares being sold by each Co-Seller and the Selling Investors. All fees and expenses incurred in connection with a Significant Sale pursuant to this Section 3.2, including, without limitation, investment banking fees and expenses, shall be borne ratably by the Selling Investors and the Co-Sellers. No Selling Investor or Co-Seller shall exercise any dissenter's rights with respect to the consummation of any Significant Sale pursuant to this Section 3.2.

     (b)  Notice of Significant Sale.  The Selling Investors shall give each Co-
          --------------------------
Seller at least 30 days' prior written notice of any Significant Sale as to which the Selling Investors intend to exercise their rights under Section 3.2. If the Selling Investors elect to exercise their rights under Section 3.2, the Co-Sellers shall take such actions as may be reasonably required and otherwise cooperate in good faith with the Selling Investors in connection with consummating the Significant Sale (including, without limitation, the voting of any Common Shares or other voting shares of the Company to approve such Significant Sale or to amend the Bye-Laws of the Company or to cause directors of the Company to be replaced in connection therewith). At the closing of such Significant Sale, each Co-Seller shall deliver certificates for all Common Shares to be sold by such Co-Seller, duly endorsed for transfer, with the signature guaranteed, to the purchaser against payment of the appropriate purchase price.

     (c)  Cooperation.  Subject to applicable laws and any fiduciary duties
          -----------
arising thereunder, the Company and the members of Senior Management party to this Agreement shall use all reasonable efforts to cooperate with the Selling Investors in connection with a proposed Significant Sale pursuant to this
Section 3.2, including, without limitation, by providing or not preventing the Selling Investors from providing information (which may be confidential information) to the proposed purchaser and its advisors in order to enable such proposed purchaser to evaluate the proposed Significant Sale, provided that such proposed purchaser enters into a customary confidentiality agreement with the Company.

     3.3  Tag-Along Rights.
          ----------------

     (a)  Applicability.  In the event some or all of the New Investors desire
          -------------
to effect a Significant Sale after the third anniversary of the date hereof (including a sale to a New Investor pursuant to Section 3.4 hereof) and they do not elect to exercise their rights (if any) under Section 3.2 hereof, then at least 30 days prior to the closing of such Significant Sale, the Selling Investors shall make an offer (the "Participation Offer") to each Co-Seller to include in the proposed Significant Sale up to a portion of his or its Common Shares which represents the same percentage of such Co-Seller's Fully-Diluted Common Shares as the shares being sold by the Selling Investors represent of their Fully-Diluted Common Shares (taking into account any reduction pursuant to Section 3.3(b) in the number of shares to be sold by the Selling Investors); provided that, if the consideration to be received by the Selling Investors includes any securities, only Co-Sellers who have certified to the reasonable satisfaction of the Selling Investors that they are Accredited Investors shall be entitled to participate in such Transfer, unless the transferee consents otherwise.

     (b)  Terms of Participation Offer.  The Participation Offer shall describe
          ----------------------------
the terms and conditions of the proposed Significant Sale and shall be conditioned upon (i) the consummation of the transactions contemplated in the Participation Offer with the transferee named therein, and (ii) each Co-Seller's execution and delivery of all agreements and other documents as the Selling Investors are required to execute and deliver in connection with such Significant Sale; provided, however, that any representations and warranties relating specifically to any Selling Investor or Co-Seller shall be made only by that Selling Investor or Co-Seller and any indemnification provided by any such Selling Investor or Co-Seller with respect to such representations and warranties shall be on a several, not joint, basis. Any indemnification for breaches of representations and warranties and covenants relating to the Company generally shall be limited to an escrowed amount and each Co-Seller's liability with respect thereto shall be pro rata, based on the number of Common Shares being sold by each Co-Seller and the Selling Investors. All fees and expenses incurred in connection with a Significant Sale pursuant to this Section 3.3, including, without limitation, investment banking fees and expenses, shall be borne ratably by the Selling Investors and the Co-Sellers. No Selling Investor or Co-Seller shall exercise any dissenter's rights with respect to the consummation of any Significant Sale pursuant to this Section 3.3. If any Co-Seller shall accept the Participation Offer, the Selling Investors shall reduce, to the extent necessary, the number of Common Shares they otherwise would have sold in the proposed Transfer so as to permit those Co-Sellers who have accepted the Participation Offer to sell the number of Common Shares that they are entitled to sell under this Section 3.3, and the Selling Investors and such Co-Sellers shall Transfer the number of Common Shares specified in the Participation Offer to the proposed transferee in accordance with the terms of such transfer as set forth in the Participation Offer.

     (c)  Applicability of Section 3.4.  Notwithstanding anything to the
          ----------------------------
contrary contained herein, a Transfer by a Co-Seller pursuant to this Section
3.3 shall not be subject to Section 3.4 of this Agreement.

     3.4  Right of First Refusal.
          ----------------------

     (a)  Notice Regarding Offer to Purchase Common Shares.  Except in the
          ------------------------------------------------
context of a Significant Sale in which the Selling Investors exercise their rights pursuant to Section 3.2 of this Agreement, no New Investor (hereinafter referred to as a "Selling ROFR Holder") shall Transfer any of its Common Shares to any Person, except as otherwise permitted by this Agreement, unless such Selling ROFR Holder shall first deliver to the other New Investors and to the Company a written notice (a "Notice") stating:

          (i) that such Selling ROFR Holder has received a bona fide offer (which may be conditional) from an offeror (the "ROFR Offeror") to purchase all or a portion of the Common Shares owned by such Selling ROFR Holder and to assume the obligations of such Selling ROFR Holder under this Agreement with regard to the Common Shares and Class B Shares to be sold;

          (ii) the name and address of the ROFR Offeror and its controlling Affiliates, if any;

          (iii) the number and type of Common Shares (including for this purpose, Class B Shares) which the Selling ROFR Holder desires to sell (the "ROFR Shares");

          (iv) the price currently being offered to the Selling ROFR Holder by the ROFR Offeror, including the terms of payment and the other terms of such offer;

          (v)    the proposed closing date of the transaction; and

          (vi)   a copy of the written offer, if any, from the ROFR Offeror;

provided, that any such Notice stating a proposed closing date less than 90 days after the date of delivery of the Notice to the Company and to the New Investors shall be null and void and of no legal force or effect. Such Notice shall constitute an offer to sell all, but not less than all, of the ROFR Securities to the New Investors and their Affiliates (other than the Selling ROFR Holder and its Affiliates) (collectively, the "Other New Investors") on the terms and conditions stated in the Notice, subject to Section 3.4(e) below.

     (b) Rights of Other New Investors to Purchase.  Upon the receipt of the
         -----------------------------------------
Notice described in Section 3.4(a) above, each Other New Investor shall then have the right within ten days after receipt of such Notice to notify the Selling ROFR Holder in writing of his or its election to purchase some or all of the ROFR Shares offered for sale. Each electing Other New Investor shall have the right to purchase the number of ROFR Shares equal to the product of (i) the number of ROFR Shares offered for sale multiplied by (ii) the quotient of (A) the number of Fully-Diluted Common Shares held by such Other New Investor divided by (B) the number of Fully-Diluted Common Shares held by all of the Other New Investors. To the extent one or more Other New Investors do not exercise their rights in full pursuant to this Section 3.4, each electing Other New Investor shall be entitled (but not obligated) to purchase the remaining ROFR Shares in an amount equal to the maximum number of ROFR Shares such Other New Investor elected to purchase less the number of ROFR Shares it is entitled to purchase pursuant to the preceding sentence; provided that if (x) the remaining ROFR Shares are oversubscribed, such remaining ROFR Shares shall be allocated to the electing Other New Investors who desire to purchase such remaining ROFR Shares pro rata on the basis of the maximum number of ROFR Shares stated in their election notices, and (y) the remaining ROFR Shares are undersubscribed, the Selling ROFR Holder shall give the Other New Investors notice to that effect and any Other New Investor may elect to purchase all or a portion of such remaining ROFR Shares (which shall be allocated on the basis of maximum subscriptions therefor in the event of an oversubscription) within five days of such additional notice. If the ROFR Shares are fully subscribed for by the Other New Investors, the Selling ROFR Holder shall sell such ROFR Shares to the Other New Investors at the price and terms disclosed in the Notice (except that such closing shall be held as soon as practicable after all of the ROFR Shares are subscribed for). If any Other New Investor fails to notify the Selling ROFR Holder and the Company within the ten days of its election or shall elect not to purchase all of its pro rata portion of the ROFR Shares subject to the offer, such Other New Investor's right to purchase the ROFR Shares not subscribed for subject to the offer on the terms of such offer shall terminate.

     (c)  Sale to ROFR Offeror.  If the Other New Investors do not elect to (or
          --------------------
otherwise fail to) purchase all of the ROFR Shares, the Selling ROFR Holder may accept or reject all or a portion (on a pro rata basis) of the acceptances from the Other New Investors and may, within a period of 90 days from the date the Notice was first delivered to the Company, sell to the ROFR Offeror all ROFR Shares to which the Notice related, or such portion of the ROFR Shares as to which acceptances by the Other New Investors were not accepted or were not consummated, at a price not less than the price stated in the Notice and upon terms, including terms of payment, stated therein. Before such sale shall be consummated, the ROFR Offeror shall have executed and delivered to the Company and the Other New Investors his or its agreement that the ROFR Offeror and the Common Shares held by the ROFR Offeror shall be bound by the terms of this Agreement to the same extent as if the ROFR Offeror had been the transferring Holder. If such ROFR Shares are not sold to the ROFR Offeror within such 90 day period, such ROFR Shares shall again become subject to all of the restrictions of this Agreement.

     (d)  Closing.  The closing of the sale of the Securities to the Other New
          -------
Investors and/or the ROFR Offeror pursuant to this Section 3.4 shall be held at the principal office of the Company and (i) with respect to the ROFR Offeror, on the date specified in the Notice, and (ii) with respect to the Other New Investors, as soon as practicable after all of the ROFR Shares are subscribed for.

     (e)  Restrictions on Sales.  Notwithstanding anything to the contrary
          ---------------------
contained herein, no sale shall be made of ROFR Shares by a Selling ROFR Holder hereunder except for (i) cash, (ii) publicly-traded securities traded on the New York Stock Exchange, the American Stock Exchange, the Nasdaq stock market or The Toronto Stock Exchange, or (iii) any other non-cash consideration, the value of which may be determined by appraisal in accordance with Section 10.10. If the proposed consideration is not cash, each Other New Investor purchasing any portion of the ROFR Shares (and any other Securities as a result of an exercise of the tag-along rights pursuant to Section 3.3) shall be required to pay cash equal to the fair market value of the applicable portion of such consideration. For the purposes hereof, the fair market value of (x) any publicly-traded security shall be determined as of the close of business on the day immediately preceding the closing date for the sale hereunder and shall be the closing price at which such securities were traded; provided that if such securities were not traded on such day, the fair market value shall be deemed to be the bid price for such securities on the relevant exchange on such day, and (y) any other non-cash consideration shall be its agreed value, if all of the Selling ROFR Holders and the Other New Investors so agree, or in the absence of such an agreement its appraised value, as determined pursuant to Section 10.10.

     (f)  Superseded by Section 3.2.  Notwithstanding anything contained in
          -------------------------
this Section 3.4 to the contrary, the rights and obligations granted under this
Section 3.4 shall not apply to proposed Significant Sales for which the rights of Section 3.2 are exercised by the Selling Investors.

     3.5  Exempt Transfers.  The provisions of Sections 3.2, 3.3 and 3.4 shall
          ----------------
not apply to (a) Transfers to Affiliates of the transferring New Investor, (b) Transfers pursuant to registration statements filed by the Company with the SEC or under the applicable securities laws of Canada pursuant to the terms and provisions of the Registration Rights Agreement, dated of even date herewith, by and among the Company and certain of its shareholders, as such agreement may be amended from time to time, or (c) non-negotiated sales to the public on a United States national stock exchange, The Toronto Stock Exchange, the Bermuda Stock Exchange or the Nasdaq stock market.

     3.6  [intentionally omitted.]

     3.7  Lock-Up of Senior Management and Additional Investors.  Prior to the
          -----------------------------------------------------
completion by the Company of a Qualified Public Offering, except as contemplated by Sections 3.2 and 3.3 and except to the extent of the number of Common Shares set forth opposite such Person's name on Schedule 3.7 hereto (adjusted, as appropriate, for stock splits or bonus issuances, reverse stock splits or consolidations, stock dividends or similar transactions), no individual member of the Company's Senior Management and no Additional Investor may Transfer any of his, her or its Common Shares or Common Share Equivalents without the prior consent of the Company's Board of Directors; provided, however, that (i) nothing contained herein shall limit any such individual's or Person's ability to make transfers to Immediate Family Members or trusts, partnerships or other entities established for the sole benefit of such individual and/or his or her Immediate Family Members, in each case who become parties to this Agreement and thereby assume the same rights and obligations hereunder as are applicable to such individual, and (ii) this Section 3.7 shall no longer apply to any member of Senior Management whose employment with the Company (and its Affiliates) is terminated by the Company without cause or is terminated by the employee for good reason (as "cause" and "good reason" are defined in such employee's employment contract); provided further that this Section 3.7 shall continue to apply to any member of Senior Management whose employment with the Company (and its Affiliates) is terminated (including by reason of voluntary termination) for any other reason.

     3.8  Transfer and Exchange.  When Securities are presented to the Company
          ---------------------
by a Holder with a request to register the transfer of such Securities or to exchange such Securities for Securities of other authorized denominations, the Company shall register the Transfer or make the exchange as requested if the requirements of this Agreement for such transaction are met; provided, however, that the Securities surrendered for Transfer or exchange shall be duly endorsed or accompanied by a written instrument of Transfer in form satisfactory to the Company, duly executed by the Holder thereof or its attorney and duly authorized in writing. No service charge shall be made for any registration of Transfer or exchange, but the Company may require payment of a sum sufficient to cover any Transfer tax or similar governmental charge payable in connection therewith.

                                  ARTICLE 4.
                            LIMITATION ON TRANSFERS

     4.1  Restrictions on Transfer.
          ------------------------

     (a) The Securities shall not be Transferred or otherwise conveyed, assigned or hypothecated, and the Company shall not register any such Transfer, before satisfaction of (i) the conditions specified in this Section 4.1, Section 4.2, and Section 4.3, which conditions are intended to ensure compliance with the provisions of the Securities Act and the applicable prospectus requirements of the securities laws of Canada with respect to the Transfer of any Security and (ii) if applicable, Article 3 and Section 4.5 hereof. Other than Transfers to the public pursuant to an effective registration statement or prospectus, sales to the public pursuant to Rule 144 under the Securities Act otherwise permitted hereunder, or sales pursuant to Section 3.5(c), each Holder will cause any proposed transferee of any Security or any interest therein held by it to agree to take and hold such Securities subject to the provisions and upon the conditions specified in this Agreement by executing and delivering a counterpart signature page to this Agreement. The preceding sentence shall survive any Qualified Public Offering.

     (b) Notwithstanding anything in this Agreement to the contrary, the Securities held by any Holder or any member of Senior Management shall not be Transferred, and the Company shall not register any such Transfer, to any Person who is not an Accredited Investor, other than pursuant to a Transfer pursuant to
Section 3.7 or a sale on a United States national stock exchange, the Nasdaq stock market, the Bermuda Stock Exchange or The Toronto Stock Exchange.

     4.2  Restrictive Legends.
          -------------------

     (a)  Securities Act Legend.  Except as otherwise provided in Section 4.4
          ---------------------
hereof, the certificates relating to each Security held by a Holder, and to each Security issued to any subsequent transferee of such Security, shall be stamped or otherwise imprinted with a legend in substantially the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE, NOR HAVE SUCH SECURITIES BEEN QUALIFIED FOR DISTRIBUTION IN CANADA PURSUANT TO CANADIAN SECURITIES LAWS OR IN ANY OTHER JURISDICTION. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT,
(ii) RULE 144 UNDER SUCH ACT, (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT, (iv) A PROSPECTUS FILED UNDER CANADIAN SECURITIES LAWS OR AN EXEMPTION FROM THE PROSPECTUS REQUIREMENTS OF SUCH SECURITIES LAWS OR UPON EXPIRY OF

THE APPLICABLE HOLD PERIOD IMPOSED BY SUCH LAWS, OR (v) COMPLIANCE WITH THE SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTION.

     (b)  Other Legends.  The certificates relating to each Security issued to
          -------------
each Holder and to each Additional Investor and each member of Senior Management or to a subsequent transferee (unless the transferee acquired such security in a transaction permitted by Section 3.5(c)) shall include a legend in substantially the following form:

     THIS SECURITY IS SUBJECT TO RESTRICTIONS ON TRANSFER, VOTING AND OTHER TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED SECURITYHOLDERS' AGREEMENT DATED JULY 14, 1999, A COPY OF WHICH MAY BE OBTAINED FROM GLOBENET COMMUNICATIONS GROUP LIMITED AT ITS PRINCIPAL EXECUTIVE OFFICES.

     4.3  Notice of Proposed Transfers.  Prior to any Transfer or attempted
          ----------------------------
Transfer of any Security (other than a Transfer pursuant to Section 3.2 or a non-negotiated public sale on a United States national stock exchange, the Nasdaq stock market, the Bermuda Stock Exchange or The Toronto Stock Exchange), the Holder of such Security shall (i) give ten days' prior written notice (a "Transfer Notice") to the Company of such Holder's intention to effect such Transfer, describing the manner and circumstances of the proposed Transfer, and
(ii) either (A) provide to the Company an opinion reasonably satisfactory to the Company from counsel who shall be reasonably satisfactory to the Company (or supply such other evidence reasonably satisfactory to the Company) that the proposed Transfer of such Security may be effected without registration under the Securities Act or applicable prospectus requirements of the securities laws of Canada, or (B) certify to the Company that the Holder reasonably believes the proposed transferee is a "qualified institutional buyer" and that such Holder has taken reasonable steps to make the proposed transferee aware that such Holder may rely on Rule 144A under the Securities Act in effecting such Transfer. After receipt of the Transfer Notice and opinion (if required), the Company shall, within five days thereof, so notify the Holder of such Security and such Holder shall thereupon be entitled to Transfer such Security in accordance with the terms of the Transfer Notice. The certificate relating to such Security issued upon such Transfer shall bear the restrictive legend set forth in Section 4.2(a), unless in the opinion of such counsel such legend is not required in order to ensure compliance with the Securities Act. The Holder of the Security giving the Transfer Notice shall not be entitled to Transfer such Security until receipt of the notice from the Company under this Section 4.3.

     4.4  Termination of Certain Restrictions.  Notwithstanding the foregoing
          -----------------------------------
provisions of this Article 4 and Section 4.6, the restrictions imposed by
Section 4.1 upon the transferability of the Securities, the legend requirements of Section 4.2(a), and the restrictions imposed by Section 4.6 shall terminate as to any Security (i) when and so long as such Security shall have been effectively registered under the Securities Act or qualified for distribution under the applicable securities laws of Canada or any similar laws of any other applicable jurisdiction and disposed of pursuant thereto or (ii) when the Company shall have received an opinion of counsel reasonably satisfactory to it that such Security may be transferred without registration thereof under the Securities Act or qualified for distribution under the applicable securities laws of Canada or any similar laws of any other applicable jurisdiction and that such legend may be removed.

Whenever the restrictions imposed by Section 4.1 shall terminate as to any Security, the Holder thereof shall be entitled to receive from the Company, at the Company's expense, a new Security not bearing the restrictive legend set forth in Section 4.2(a).

     4.5  Additional Restrictions on Transactions.
          ---------------------------------------

     (a)  Basic Provision.  Notwithstanding any other provision of this
          ---------------
Agreement, neither the Company, any Holder, any Additional Investor nor any member of Senior Management shall take any action or engage in any transaction (or, in the case of the Company, shall refrain from taking any action) (including, without limitation, any sale, issuance or other disposition of any Common Shares or Common Share Equivalents), taking into account any rights under the Bye-Laws to appoint, nominate and vote on directors (and any attribution rules), that could reasonably be expected to cause (x) prior to the second anniversary of the date hereof, the Company to become a "controlled foreign affiliate" of a New Investor within the meaning of Section 95(1) of the Income Tax Act (Canada) (a "Controlled Foreign Affiliate"), or (y) any of the representations made by the Company in Sections 8.3(c) or (e) to become untrue (as if made immediately after giving effect to such event or transaction); provided, however, that this Section 4.5(a) shall not

          (i) apply to transfers pursuant to Section 3.2 or 3.3 of this Agreement,

          (ii) be construed to prohibit the exercise of the right to appoint directors under the Bye-Laws (but may, however, be construed to prohibit an amendment of the Bye-Laws related to the appointment of directors), or

          (iii) apply to the Company's registration of a Transfer of Common Shares by a shareholder who is not a party to this Agreement or registration of a Transfer of Common Shares on a stock exchange.

     (b)  Required Sales.  If, notwithstanding the foregoing, (i) an event is
          --------------
reasonably likely to occur with respect to any Holder (e.g., the acquisition of such Holder by a U.S. person) that could reasonably be expected to cause (A) one
                                                                          -
or more of the representations of the Company contained in Section 8.3(c) or
(e) to become untrue (as if made immediately after giving effect to such event) or (B) the Company to become a Controlled Foreign Affiliate (prior to the second
    -
anniversary of the date hereof), such Holder shall (if requested by a U.S. Majority in the case of clause (A) or if requested by holders of a majority of the Class B Shares held by New Investors who are Canadian residents (as that term is interpreted for Canadian income tax purposes) (a "Canadian Majority") in the case of clause (B)) use its best efforts to dispose of its interest in the Company prior to such event in a manner that will allow the representations of the Company in Section 8.3(c) and (e) to be true (as if made immediately after giving effect to such event) or allow the Company not to be a Controlled Foreign Affiliate (prior to the second anniversary of the date hereof), as applicable, whether or not such event occurs, and (ii) an event occurs with respect to any Holder that causes (A) one or more of the representations of the Company contained in Section 8.3(c) or (e) to become untrue (as if made immediately after giving effect to such event) or (B) the Company to become a Controlled Foreign Affiliate (prior to the second anniversary of the date hereof), such Holder shall (if requested by a U.S. Majority in the case of clause (A) or if requested by a Canadian Majority in the case of clause (B)) use its best efforts promptly (and, in any event, within 30 days or such shorter period as is required to prevent an amount from being includable in income by any person under section 951(a) of the Code) to dispose of its interest in the Company in a manner that will allow the representations of the Company made in Section 8.3(c) and (e) to become true (as if then made) or allow the Company not to be a Controlled Foreign Affiliate (prior to the second anniversary of the date hereof), as applicable.

     (c)  Survival.  This Section 4.5 shall survive a Qualified Public Offering.
          --------

     (d)  Miscellaneous.
          -------------

          (i) If (1) a Holder proposes to Transfer Securities to any Person (a "proposed transferee"), (2) the proposed transferee represents to (A) the Company and each Holder that constitutes (or would constitute as a result of such Transfer) a "United States shareholder" (within the meaning of section 951(b) of the Code) that the proposed Transfer will not cause one or more of the Company's representations made in Section 8.3(c) or (e) to become untrue (as if made immediately after giving effect to such event or transaction), and (B) if the transfer is prior to the second anniversary of the date hereof, to the Company and each Holder that is a Canadian resident taxpayer that the proposed Transfer will not cause the Company to be a Controlled Foreign Affiliate, (3) the proposed transferee agrees to indemnify each affected Holder in the event that the Transfer does cause one or more of such representations to become untrue or causes the Company to be a Controlled Foreign Affiliate, and (4) such representation and indemnity are in form and substance reasonably acceptable to the Company and each such Holder (taking into account the creditworthiness of the indemnitor), then the transferring Holder shall not be liable for monetary damages for violating this Section 4.5 in the event that the Transfer causes one or more the Company's representations made in Section 8.3(c) or
     (e) to become untrue (as if made immediately after giving effect to such event or transaction) or causes the Company to be a Controlled Foreign Affiliate.

          (ii) For the avoidance of doubt, the parties agree that a Transfer pursuant to Section 3.5(b) or (c) ordinarily would not reasonably be expected to cause (x) any of the representations made by the Company in
     Section 8.3(c) or (e) to become untrue (as if made immediately after giving effect to such event or transaction), or (y) the Company to be a Controlled Foreign Affiliate.

                 (iii) The Company and each party to this Agreement will provide such information to the proposed transferee as is reasonably necessary in order to make the representations required in Section 4.5(d)(i)(2) above, and the proposed transferee shall be entitled to rely upon such information in making such representations. The parties will use commercially reasonable efforts to simplify the procedures set forth in this Section 4.5 on a case-by-case basis.

     4.6  Transfers of Class B Shares.
          ---------------------------

     (a) Except with respect to a non-negotiated public sale or a registered sale of Common Shares on a United States national securities exchange, the Nasdaq stock market, the Bermuda Stock Exchange or The Toronto Stock Exchange, no Holder shall be entitled to Transfer all or a portion of his Common Shares without Transferring, or causing to be Transferred, the same percentage of Class B Shares held by such Holder or its Affiliates. The rights provided in Sections 3.2, 3.3 and 3.4 hereof shall apply to such Class B Shares as if such shares were "Common Shares" within the meaning thereof (except with respect to the consideration payable therefor).

     (b) If a Holder Transfers Common Shares pursuant to a registered sale or a non-negotiated public sale of Common Shares on a United States national securities exchange, the Nasdaq stock market, the Bermuda Stock Exchange or The Toronto Stock Exchange, such Holder shall surrender the same percentage of his Class B Shares to the Company for cancellation, subject to applicable law, in exchange for the paid up capital with respect to such Class B Shares.

     (c) Except as permitted in Section 4.6(b), no Holder shall be entitled to Transfer all or a portion of his Class B Shares without Transferring, or causing to be Transferred, the same percentage of Common Shares held by such Holder or its Affiliates.


                                  ARTICLE 5.
                             ACCESS TO INFORMATION

     5.1  Annual Budget and Business Plan.  An annual budget and business plan
          -------------------------------
for the succeeding fiscal year shall be delivered to each of the members of the board of directors of each Corporation and to each Original New Investor who continues to hold, together with its Affiliates, 250,000 or more Common Shares (adjusted, as appropriate, for stock splits or bonus issuances, reverse stock splits or consolidations, stock dividends or similar transactions) within 30 days prior to the end of such Corporation's fiscal year, which budget and business plan shall include financial statements, cash flow schedules, a schedule of planned capital expenditures for the upcoming fiscal year and comparison of the projected consolidated statement of income to the audited consolidated statement of income. If no objection is raised to such annual budget and business plan within twenty days of delivery thereof, such annual budget and business plan shall be deemed to be approved by the Required Holders pursuant to Section 2.1 hereof. To the extent a specific objection is raised to one or more line items of such annual budget or business plan and such line items are not approved by the Required Holders prior to the commencement of the succeeding fiscal year, the Company's management may, pending approval of the annual budget and business plan, (i) in good faith act in accordance with all provisions of such annual budget and business plan to which no objections have been raised and (ii) in good faith act in accordance with all provisions of such annual budget and business plan to which objections have been raised to the extent authorized by the Required Holders.

     5.2  Information.  Each Corporation shall provide each of the members of
          -----------
its board of directors and each Original New Investor who continues to hold, together with its Affiliates, 250,000 or more Common Shares (adjusted, as appropriate, for stock splits or bonus issuances, reverse stock splits or consolidations, stock dividends or similar transactions) with:

     (a) its balance sheet at the close of its fiscal year and its related statements of operations, retained earnings or deficit, and changes in financial position, as may be relevant, in each case (with comparable information at the close of and for the prior fiscal year) promptly when available, and in any event within 120 days after the close of its fiscal year, which balance sheet and related statements shall be consolidated and reported on by an independent certified public or chartered accountant of recognized international standing;

     (b) its balance sheet at the close of each fiscal quarter and its related statements of operations, retained earnings or deficit, and changes in financial position, as may be relevant; in each case, for such fiscal quarter and for the period commencing at the close of the previous fiscal year and ending with the close of such fiscal quarter (with comparable information at the close of and for the corresponding fiscal quarter of the prior fiscal year and for the corresponding portion of such prior fiscal year) promptly when available, and in any event within 60 days after the close of each fiscal quarter, which balance sheet and related statements shall be consolidated and certified by its president, chief financial officer and treasurer;

     (c) in connection with each annual or interim audit made by an independent chartered accountant or certified public accountant, as the case may be, of the books of such Corporation, copies of all detailed financial and management reports submitted to such Corporation by such independent chartered accountant or certified public accountant, as the case may be;

     (d) a detailed report of any material change or modification to (i) the Project Development and Construction Contract dated June 16, 1999 by and among Atlantica, Alcatel Submarine Networks and Alcatel Submarine Networks, Inc., (ii) the cable station resources and cable maintenance agreement between TeleBermuda and AT&T Corp., or (iii) the Atlantic Cable Maintenance and Repair Agreement by and between TBI and Atlantic Cable Maintenance Organization, in each case promptly upon the occurrence thereof;

     (e) a comparison (and variance analysis) of the year-end and quarterly financial results, as applicable, to the annual budget approved by its Board of Directors, and a comparison to the same period in such Corporation's prior fiscal year, such comparison to be delivered with the annual and quarterly financial statements and reports described above;

     (f) a comparison (and variance analysis) of the year-end or quarterly financial results, as the case may be, to the projections set out in the then current business plan of such Corporation, such comparison to be delivered with the annual and quarterly financial statements and reports described above;

     (g) notice of the occurrence of any default or event of default by any party under, or any other material change in or circumstance affecting, any of the material contracts to which any of the Corporations or any of their Affiliates is a party which, either singularly or cumulatively with any other such default or event of default, would have a materially adverse effect on any of the Corporations or their businesses;

     (h) any additional financial information or reports (financial or otherwise) as are delivered to any one or more of the lenders under the Senior Facility, or its agents or their agent(s), at the time of such delivery to such holder or agent; and

     (i) such other information with respect to such Corporation's financial condition, business, property, assets, revenues and operations as any such director or Original New Investor may from time to time reasonably request.

     5.3  Disclosure.  Subject to applicable law and to their fiduciary duties
          ----------
to the Corporations, the appointees of any of the Holders as directors shall be entitled to discuss the affairs of the Corporations with the officers, directors, general partners and members of such Holder, as the case may be, and their respective Affiliates, provided that (i) such disclosure is reasonably necessary in the course of business of such Holder, and (ii) such persons to whom disclosure is made agree to treat the information received by them as confidential and in accordance with applicable laws relating to the use of material undisclosed information relating to the Corporations.

     5.4  Accounting Standards.  Each of the Corporations will maintain at all
          --------------------
times a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied and in accordance with sound business practices and will therein make complete, true and correct entries of all dealings and transactions relating to its business. All financial statements furnished to each director and Original New Investor (who continues to hold, together with its Affiliates, 250,000 or more Common Shares (adjusted, as appropriate, for stock splits or bonus issuances, reverse stock splits or consolidations, stock dividends or similar transactions)) will fairly represent the financial condition and the results of the operations of the relevant Corporation and all other information, certificates, schedules, reports and other papers and data furnished to each director and each such Original New Investor will be accurate, complete and correct in all material respects.

     5.5  Inquiries and Inspections.
          -------------------------

     (a) Subject to applicable laws and to the duties of their respective directors, each of the Corporations will discuss and review with each of its directors and each Original New Investor (who continues to hold, together with its Affiliates, 250,000 or more Common Shares (adjusted, as appropriate, for stock splits or bonus issuances, reverse stock splits or consolidations, stock dividends or similar transactions)) any matters relating to the business of such Corporation or pertaining to all or any part of its properties as each such director or Original New Investor may reasonably request, and it will permit each such director and Original New Investor to visit, inspect and have access to its property and assets at any and all reasonable times on reasonable notice and during business hours on a Business Day.

     (b) Subject to applicable laws and to the fiduciary duties of their respective directors, each of the Corporations will permit, and will cause each of its Subsidiaries to permit, at any and all reasonable times and in reasonable frequency and upon reasonable notice, each of its directors and any Original New Investor (who continues to hold, together with its Affiliates, 250,000 or more Common Shares (adjusted, as appropriate, for stock splits or bonus issuances, reverse stock splits or consolidations, stock dividends or similar transactions)) and their respective authorized representatives to examine all of the books of account, records, reports, documents, papers, and data of such Corporation and its Subsidiaries whether in ordinary or machine language and to make copies and take extracts, and to discuss its business, affairs, finances and accounts with its executive officers, senior financial officers, accountants and other financial advisors; each of the Corporations authorizes its accountants and other financial advisors to discuss its finances and affairs in the presence of a representative of such Corporation, and agrees to furnish each such director and Original New Investor and their authorized representatives with any information reasonably requested regarding its business, affairs, finances and accounts at the cost of such Corporation. It is hereby acknowledged and agreed by each Holder that if any of its directors or an Original New Investor requires the assistance of any third party consultant, advisor or other representative in connection with its review of such books, records and documents of a Corporation, any and all amounts payable to such third party consultants, advisors or representatives shall be at the sole cost of such director or Original New Investor or the Holder of which such director is the appointee. The Investors' exercise of rights under this
Section 5.5 hereof shall not unreasonably interfere with the operations of the Corporations.

     5.6  Conduct of Holders.
          ------------------

     (a) Except as contemplated in Section 3.2(c) and except to the extent approved by the Board of Directors of the Company, the Holders will not, and will cause their officers and employees and their appointees as directors not to, disclose or allow disclosure to others of any portion of the non-public information provided to them pursuant to Article 5 of this Agreement (unless such information shall be publicly disclosed other than as a result of a breach by such Holder of its confidentiality obligations under this Agreement) except
(i) to those of its directors, officers, general partners, members, employees and advisors who have agreed to be bound by the terms of this Section 5.6 and any other confidentiality provisions of this Agreement, (ii) by New Investors in connection with a Transfer of Common Shares and Class B Shares to a Person who has executed a confidentiality agreement requiring the recipient to maintain the confidentiality of such information and not use same for any purpose other than consideration of the acquisition of such Common Shares and Class B Shares and
(iii) to the shareholders, members and limited partners of a New Investor in connection with the reporting obligations of such New Investor to its equity holders pursuant to the organizational documents of such New Investor.

     Notwithstanding the foregoing, a Holder and members of Senior Management may provide summary financial information in respect of the Company to any Person to whom that Holder or member is permitted under this Agreement to transfer Common Shares, provided that such Person agrees to be bound by this
Section 5.6 and any other confidentiality provisions of this Agreement and to use such information only for the purpose of evaluating a purchase of Common Shares.

     (b) Unless supported by an opinion of a nationally recognized United States law firm, in form and substance reasonably acceptable to the Company and the holders of a majority of the Common Shares held by New Investors who are United States persons within the meaning of section 957(c) of the Code, no Holder will (except to the extent required by law) take a reporting position for United States federal income tax purposes that the Company is a CFC, a "passive foreign investment corporation," a "personal holding company," or a "foreign personal holding company", within the meaning of the United States federal income tax laws for the purposes of such United States federal income tax laws.

     5.7  Termination.  Sections 5.1, 5.2, 5.4 and 5.5 shall terminate upon the
          -----------
completion by the Company of a Qualified Public Offering.


                                  ARTICLE 6.
                        COVENANTS OF THE CORPORATIONS;
                         COVENANTS OF TDG AND NAUTILUS

     6.1  Covenants of the Corporations.
          -----------------------------

     (a) Until the completion by the Company of a Qualified Public Offering, TBI, GGL and Atlantica each hereby covenants and agrees that it will not issue, redeem or permit the transfer of any of its shares or securities convertible into its shares, or any subscription rights, warrants or options in respect of its shares or other securities convertible into its shares except to the Company or with the prior written consent of the Required Holders.

     (b) Each of the Company and Atlantica covenants and agrees that it will not issue any of its shares or securities convertible into its shares, or any subscription rights, warrants or options in respect of its shares or other securities convertible into its shares, or any subscription rights, warrants or options in respect of its shares or other securities convertible into its shares, including the issuance of shares pursuant to any outstanding options or warrants, which would cause a violation of any of the terms of any license granted to Atlantica for landing stations or otherwise.

     (c) Without the consent of the holders of a majority of the Common Shares held by New Investors who are United States persons within the meaning of section 957(c) of the Code, the Company shall not (and shall not permit its Subsidiaries to) take any act or omit to take any action if (i) such action or omission is inconsistent with the then-applicable business plan approved by the Board of Directors prior to the date hereof or subsequently, and (ii) such action or omission reasonably could be expected to increase the likelihood that the Company and/or its Subsidiaries would be treated as a CFC, a "passive foreign investment corporation," a "personal holding company," or a "foreign personal holding company" within the meaning of the United States federal income tax laws.

     (d) The Company shall take such commercially reasonable steps as may be necessary to avoid being deemed to (or having any Subsidiary deemed to be) a CFC, a "passive foreign investment corporation," a "personal holding company," or a "foreign personal holding company", within the meaning of the United States federal income tax laws for the purposes of such United States federal income tax laws; provided, however, that the registration of a Transfer of Common Shares by a shareholder who is not a party to this Agreement or the registration of a Transfer of Common Shares on a stock exchange shall not be deemed to be a breach of this Agreement. Unless supported by an opinion of a nationally recognized United States law firm, in form and substance reasonably acceptable to the holders of a majority of the Common Shares held by New Investors who are United States persons within the meaning of section 957(c) of the Code, the Company will not take a reporting position for United States federal income tax purposes that it is a CFC, a "passive foreign investment corporation," a "personal holding company," or a "foreign personal holding company", within the meaning of the United States federal income tax laws for the purposes of such United States federal income tax laws.

     (e) In the event the Company (or any of its Subsidiaries) is determined to be a CFC, a "passive foreign investment corporation," a "personal holding company," or a "foreign personal holding company" within the meaning of the United States federal income tax laws for the purposes of United States federal income tax purposes, the Company will (and will cause any such Subsidiary to) use its best efforts to manage the Company's and any such Subsidiary's cash investments and other passive investment activities in a manner to minimize, to the extent possible, the adverse United States federal income tax consequences incurred by the Company or any of the Holders by reason of such determination and such Holder's holding of Common Shares.

     6.2  Covenant of TDG.  So long as IHI holds any Common Shares and/or Class
          ---------------
B Shares of the Company, TDG shall not, without the prior consent of the holders of a majority of the Class B Shares, directly or indirectly transfer equity interests in IHI (or cause or allow IHI to issue new equity interests in IHI) if, as a result of such transfer (or issuance) TDG would no longer be the holder of 100% of the equity interests in IHI.

     6.3  Covenant of Nautilus.  So long as Nautilus holds any Common Shares
          --------------------
and/or Class B Shares of the Company, no interests in Nautilus shall, without the prior consent of the holders of a majority of the Class B Shares, directly or indirectly, be transferred or issued if, as a result of such transfer (or issuance) Nautilus would no longer be owned 100% by Credit Suisse First Boston Corporation, its 100% wholly-owned Affiliates or its employees.


                                  ARTICLE 7.
                           NON-COMPETITION COVENANT

     7.1  Non-Competition by Kedar.
          ------------------------

     (a) Kedar covenants and agrees with TBI, the Company, Atlantica, GCL, and the Holders that, while he is an employee of the Company, TBI, Atlantica, GCL or TeleBermuda International (Canada) Ltd. and for a period of two years thereafter, he will not, without the prior written consent of each of the Holders, either directly or indirectly:

          (i) solicit any contractors, customers or distributors of TBI, Atlantica, GCL, the Company or its Affiliates or endeavor to entice away from TBI, Atlantica, GCL, the Company or any Affiliate thereof any such Person or otherwise interfere with the relationship between such Person and TBI, Atlantica, GCL, the Company or any Affiliate thereof for the purposes of competing with TBI, Atlantica, GCL or the Company;

          (ii) endeavor to entice away from TBI, Atlantica, GCL, the Company or any Affiliate thereof any Person who was employed by TBI, Atlantica, GCL, the Company or such Affiliate at the date upon which Kedar ceases to be an employee of TBI, Atlantica, GCL, the Company or TeleBermuda International (Canada) Ltd., either directly or indirectly, or interfere in any way with the employer/employee relations between any such employee and TBI, Atlantica, GCL, the Company or any Affiliate thereof; or

          (iii) offer employment to any Person who was employed by TBI, Atlantica, GCL, the Company or such Affiliate at the date upon which Kedar ceases to be an employee of TBI, Atlantica, GCL, the Company or TeleBermuda International (Canada) Ltd.

     (b) Kedar covenants and agrees with TBI, the Company, Atlantica, GCL and each of the Holders that, while he is an employee of TBI, the Company, Atlantica, GCL or TeleBermuda International (Canada) Ltd. and for a period of two years following the date he ceases such employment for whatever reason, he will not, directly or indirectly, in any manner whatsoever, including, without limitation, either individually or in partnership or jointly or in conjunction with any other person or Persons, firm, association, syndicate, company or corporation, as principal, agent, shareholder, employee or in any other manner whatsoever, carry on or be engaged in or concerned with or interested in or lend money to, guarantee the debts or obligations of or permit his name to be used by a Competitive Business (as defined below) within Bermuda, the United Kingdom, the United States, Europe, Canada and any other country in which the Company, TBI, Atlantica or GCL or any Affiliate thereof directly offered its services to potential customers at any time hereafter while he is an employee of the Company, TBI, Atlantica, GCL or TeleBermuda International (Canada) Ltd. Kedar expressly acknowledges that while he is an employee of TBI, Atlantica, GCL, the Company or TeleBermuda International (Canada) Ltd., any of such companies or their Affiliates may offer services to potential customers in geographic areas not specifically named herein, and agrees that if such services are offered to potential customers in such geographic areas by any such company, his covenants shall extend to such geographic areas, as if named herein. In that regard, Kedar specifically acknowledges that the Company, TBI, Atlantica, GCL and TeleBermuda International (Canada) Ltd. intend to pursue appropriate licenses in Brazil, Venezuela and Argentina. Kedar agrees that the restrictions contained herein are reasonable.

     (c) For the purposes of this Article 7, a "Competitive Business" shall mean (i) while Kedar is an employee of the Company, TBI, Atlantica, GCL or TeleBermuda International (Canada) Ltd., any business which is the same as or similar to the international telecommunications business carried on by the Company, TBI, Atlantica, GCL or TeleBermuda International (Canada) Ltd. or any of their subsidiaries, and (ii) from and after the time Kedar ceases to be an employee of the Company, TBI, Atlantica, GCL or TeleBermuda International (Canada) Ltd., any business which is the same or similar to the international telecommunications business carried on by the Company, TBI, Atlantica, GCL or TeleBermuda International (Canada) Ltd. or any of their subsidiaries while Kedar was an employee of the Company, TBI, Atlantica, GCL or TeleBermuda International (Canada) Ltd.

     (d) Kedar covenants and agrees that until the expiration of his covenants set out in Section 7.1(a) and (b) hereof, he shall use his reasonable best efforts to ensure that any and all current and future opportunities relating to the international telecommunications businesses of the Company, TBI, Atlantica, GCL and their Subsidiaries and any businesses ancillary thereto shall be carried out through the Company, TBI, Atlantica, GCL or their Subsidiaries.

     (e) The foregoing covenants are given by Kedar acknowledging that he has specific knowledge of the affairs of TBI, Atlantica, GCL and the Company.

     (f) Kedar acknowledges and agrees that the nature of the confidential information to which he will have access during his employment by the Company, TBI, Atlantica, GCL or TeleBermuda International (Canada) Ltd. would make it difficult, if not impossible, for him to perform in a similar capacity for a Competitive Business without disclosing or utilizing the confidential information and that if he were to perform in a similar capacity for a Competitive Business it would be inevitable that he would disclose and/or use confidential information.

     (g)  Kedar acknowledges that violations of the provisions of this Section
7.1 will cause immediate and irreparable harm to the Company, entitling the Company and the Holders to an injunction in a court of competent jurisdiction in addition to any other remedies the Company or the Holders may have at law or in equity, including recovery of reasonable attorneys' fees and costs incurred by the Company or the Holders in enforcing the provisions of this Section 7.1. In the event that any covenant contained in this Article 7 or portion of any such covenant should be unenforceable or be declared invalid for any reason whatsoever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining portions of the covenants and such unenforceable or invalid portions shall be severable from the remainder of this agreement. Kedar hereby acknowledges and agrees that all restrictions contained in this Article 7 are reasonable and valid and all defenses to the strict enforcement thereof by TBI, Atlantica, GCL and/or the Company and/or the Holders are hereby waived by him.

     (h) Notwithstanding the provisions of Section 10.3 hereof, Article 7 of this Agreement and any disputes in connection with or arising out of the provisions of Article 7 of this Agreement, shall be governed by and construed in accordance with the laws of the Province of Ontario, without regard to principles of conflicts of law.

     7.2  Other Activities.  Nothing in this Article 7 shall be deemed to
          ----------------
prevent or prohibit Kedar from making investments in his personal capacity unless such investments are of a type that may conflict with the efficient performance of his duties or with any of his obligations to TBI, Atlantica, GCL or the Company; provided further that nothing contained herein shall preclude Kedar from purchasing or owning stock in any corporation or firm engaged in a

Competitive Business whose shares are traded on a recognized stock exchange or over-the-counter market, so long as Kedar's holdings therein do not exceed five percent (5%) of the issued and outstanding capital of the corporation or firm in question. Notwithstanding the foregoing, it is acknowledged and agreed by the parties hereto that Kedar shall be entitled (a) prior to the nine-month anniversary of the date hereof, to own a controlling interest in MK Telecom Network Inc. and MK Telecom Network Holdings Inc., and (b) to be a member of the board of directors of (i) any corporation that does not carry on, directly or indirectly, an undersea fiber optic cable business, and (ii) any corporation not described in clause (i) with the prior approval of the Company's board of directors.

     7.3  Consideration.  Kedar acknowledges and agrees that he has received
          -------------
good and valuable consideration in exchange for his covenants and obligations under this Agreement.

                                  ARTICLE 8.
                        REPRESENTATIONS AND WARRANTIES

     8.1  Holder Representations.  Each Holder respectively warrants with
          ----------------------
respect to itself in favor of each other Holder as follows, and hereby acknowledges and agrees that each of the other Holders has relied and is relying on such representations and warranties in entering into this Agreement:

     (a) it is the beneficial owner of that number and class of the issued and outstanding securities of the Company set out opposite its name on Exhibit A attached hereto, and holds such securities free and clear of all claims, liens, security interests and encumbrances whatsoever and, except as provided in the warrants or the options disclosed on such Exhibit A, no person will have any agreement or option or right capable of becoming an agreement for the purchase of any such securities;

     (b) it has all necessary power and authority to own its Common Shares and to enter into and carry out the provisions of this Agreement, and has taken all acts (corporate or otherwise) necessary to authorize the execution and delivery of this Agreement;

     (c) this Agreement constitutes the binding obligations of such Holder, enforceable in accordance with its terms;

     (d) neither the execution and delivery of this Agreement nor the fulfillment or compliance with the terms and conditions hereof:

          (i) conflicts with or will conflict with or result in a breach of any of the terms, conditions, or provisions of or constitute a material default under such Holder's organizational documents; or

          (ii) conflicts with or will conflict with or result in a material breach of any of the terms, conditions, or provisions of or constitute a material default under any agreement or instrument to which such Holder is a party or by which it is bound; and

     (e) there are no actions, suits or proceedings pending, or to the knowledge of such Holder threatened, against such Holder or its Affiliates which, if adversely determined, could materially adversely affect the ability of such Holder or its Affiliates to perform its obligations under this Agreement.

     8.2  Kedar and BVI Representations.  Each of Kedar and BVI jointly and
          -----------------------------
severally represents and warrants to the other Holders that:

     (a) as of the date hereof, Kedar is the beneficial owner of 51,132 Class A Series 1; 74,369 Class A Series 2; 17,187 Class A Series 3; 22,508 Class A Series 4; and 162,559 Class A Series 5 shares of BVI, and such shares of BVI entitle Kedar to 52.942% of the voting rights attached to all outstanding shares of BVI;

     (b) no Person has any agreement or option or right capable of becoming an agreement for the purchase, subscription or issuance of any of the unissued class A shares of BVI; and

     (c) the shares described in Subsection 8.2(a) hereof are free and clear of all claims, liens, security interests and encumbrances whatsoever and no person has any agreement or option or right capable of becoming an agreement for the purchase of any such shares.

     8.3  Company Representations and Covenants.  The Company hereby represents,
          -------------------------------------
warrants and convenants to the Holders that:

     (a) the Company owns 100% of the issued and outstanding capital shares of TBI, GCL and Atlantica;

     (b) other than the warrants and the options set forth on Exhibit A attached hereto, no Person has any agreement or option or right capable of becoming an agreement for the purchase, subscription or issuance of any of the unissued shares of the Company, and no Person has any agreement or option or right capable of becoming an agreement for the purchase, subscription or issuance of any of the unissued shares of TBI, GCL or Atlantica;

     (c) no person (other than BV, Kelso, and KEP or their transferees) is a "United States shareholder" (within the meaning of section 951(b) of the Internal Revenue Code of 1986, as amended (the "Code")) of the Company;

     (d) BV, Kelso and KEP do not own (within the meaning of section 958(a) of the Code), and are not considered as owning by applying the rules of ownership of section 958(a) of the Code, more than 50 percent of (i) the total combined voting power of all classes of stock of the Company entitled to vote, or (ii) the total value of the stock of the Company, in each case as defined in section 957(a) of the Code; and

     (e) the Company is not a "controlled foreign corporation" (within the meaning of section 957(a) of the Code).

     8.4  Representations of the Corporations.  Each of the Corporations hereby
          -----------------------------------
represents and warrants to the Holders as follows:

     (a) it is a corporation duly organized and in good standing under the laws of its jurisdiction of organization;

     (b) it has all necessary power and authority to enter into and carry out the provisions of this Agreement, and has taken all acts (corporate or otherwise) necessary to authorize the execution and delivery of this Agreement.

     (c) this Agreement constitutes the binding obligations of such Corporation, enforceable in accordance with its terms;

     (d) neither the execution and delivery of this Agreement nor the fulfillment or compliance with the terms and conditions hereof:

          (i) conflicts with or will conflict with or result in a breach of any of the terms, conditions, or provisions of or constitute a material default under such Corporation's organizational documents; or

          (ii) conflicts with or will conflict with or result in a material breach of any of the terms, conditions, or provisions of or constitute a material default under any agreement or instrument to which such Corporation is a party or by which it is bound;

     (e) there are no actions, suits or proceedings pending, or to the knowledge of such Corporation threatened, against such Corporation or its Affiliates which, if adversely determined, could materially adversely affect the ability of such Corporation or its Affiliates to perform its obligations under this Agreement.

     8.5  Representation of TDG.  TDG hereby represents and warrants to the
          ---------------------
Company and each other Holder that:

     (a) TDG currently holds 100% of the issued and outstanding equity interests in IHI, and there is no outstanding contract, agreement, warrant, option, convertible debt instrument or other right or arrangement pursuant to which any other Person can require (i) IHI to issue equity securities to it or
(ii) TDG to sell, transfer or otherwise convey any of TDG's equity interests in IHI to it.

     (b) TDG is not a "United States shareholder" (within the meaning of section 951(b) of the Code) of the Company, and no United States person (within the meaning of section 957(c) of the Code), by virtue of a direct or indirect ownership interest in TDG, is a "United States shareholder" (within the meaning of section 951(b) of the Code) of the Company by virtue of TDG's ownership of Securities or any other interests in the Company.

     8.6  Representation of Non-U.S. Status for CFC Purposes. Each Holder (other
          --------------------------------------------------
than Kelso, KEP, BV, Providence, PEOP, Nautilus, Spectrum, SEI and Managers) hereby represents and warrants to the Company and each other Holder that (i) it is not a "United States shareholder" (within the meaning of section 951(b) of the Code) of the Company, and (ii) if such Holder is an entity, no United States person (within the meaning of section 957(c) of the Code), by virtue of a direct or indirect ownership interest in it, is a "United States shareholder" (within the meaning of section 951(b) of the Code) of the Company by virtue of its ownership interest of Common Shares or any other interests in the Company.

     8.7  Kedar Representations.  Kedar represents to the Company and each other
          ---------------------
Holder that he is not a citizen or resident of the United States within the meaning of section 552(b) of the Code.

     8.8  Representation of Nautilus. Nautilus hereby represents and warrants to
          --------------------------
the Company and each other Holder that all of the interests of Nautilus are owned, directly or indirectly, by Credit Suisse First Boston Corporation, its 100% wholly-owned Affiliates, and/or its employees.


                                  ARTICLE 9.
                                  TERMINATION

     Unless specifically stated to the contrary herein, the provisions of this Agreement shall terminate upon the completion of a Qualified Public Offering; provided that any such termination shall be without prejudice to the rights of any party hereto arising out of a breach by any other party of any covenant, agreement, representation or warranty contained in this Agreement. The parties specifically understand and agree that Article 4, Section 5.6 and Article 7 may, on their terms, survive the completion of a Qualified Public Offering.

                                  ARTICLE 10.
                                 MISCELLANEOUS

     10.1 Notices.  All notices, requests, demands or other communications by
          -------
the terms hereof required or permitted to be given by one party to any other party, or to any other person shall be given in writing by personal delivery or by registered mail, postage prepaid, or by facsimile transmission to such other party as follows:

     (a)  to TBI, GCL, Atlantica        2 Carter's Bay Road
          and the Company at:           Southside, St. David's
                                        Bermuda

                                        Attention: General Counsel
                                        Facsimile: (441) 296-9010

     (b) to the Holders, members of Senior Management or Additional Investors at the respective addresses set forth on the signature pages attached hereto;

or at such other address as may be given by such person to the other parties hereto in writing from time to time. If any party bound hereby shall not have given the parties hereto notice setting forth an address for the giving of notices, the notice for such person shall be deemed to have been properly given if given in accordance with the terms hereof as if given to the transferor(s) of such shares.

     Any such notice, request, demand, or other communication shall be deemed to be given (a) when received, if personally delivered; (b) if mailed, on the fifth day after it is deposited in the United States, Canadian or Bermuda mail, properly addressed, with proper postage affixed; (c) if sent by facsimile or similar device, when electronically confirmed; and (d) if sent by courier, 24 hours after delivery to such courier service.

     10.2  Legal Holidays.  A "Legal Holiday" used with respect to a particular
           --------------
place of payment or delivery of notice is a Saturday, a Sunday or a day on which banking institutions at such place are not required to be open. If a payment date or notice date is a Legal Holiday at such place, payment or delivery of notice may be made at such place on the next succeeding day that is not a Legal Holiday, and (i) no interest on the amount of such payment shall accrue for the intervening period, and (ii) such notice shall be deemed timely received.

     10.3  Governing Law; Consent to Jurisdiction.
           --------------------------------------

     (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF BERMUDA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     (b) To the fullest extent permitted by applicable law, each party hereto irrevocably submits to the non-exclusive jurisdiction of any Federal or State court located in the Borough of Manhattan in the City of New York, New York in any action, suit, or proceeding based on or arising out of or relating to this Agreement, and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. Each party hereto irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in such a court as an inconvenient forum. Each party agrees that final judgment in any such suit, action or proceeding brought in such a court (upon the passage of time for appeal or the determination of such appeal) shall be conclusive and binding upon the parties hereto and may be enforced in the courts of Bermuda (or any other courts to the jurisdiction of which the parties hereto are subject) by suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law.

     10.4 Successors and Assigns.  The provisions of this Agreement that are for
          ----------------------
the Holders' benefit as the holders of any Securities are also for the benefit of, and enforceable by, all subsequent holders of Securities who become a party to this Agreement by executing and delivering a counterpart signature page hereto, except as otherwise expressly provided herein. This Agreement shall be binding upon the Company, each Holder, and their respective successors and permitted assigns.

     10.5  Counterparts. This Agreement may be executed in several counterparts,
           ------------
each of which so executed shall be deemed to be an original and such counterparts together shall be but one and the same instrument.

     10.6  Severability.  In case any provision in this Agreement shall be held
           ------------
invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions shall not in any way be affected or impaired thereby.

     10.7  No Waivers: Amendments.
           ----------------------

     (a) No failure or delay on the part of the Company or any Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or any Holder at law or in equity or otherwise.

     (b) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the holders of 2/3 of the Class B Shares; provided, however, that no such amendment shall be effective against (i) a holder of Class B Shares without the consent of such holder if such amendment or waiver adversely and discriminatorily changes the rights or obligations of such holder (or its Affiliates) in a manner that is materially different from the changes to the rights or obligations of the other holders of Class B Shares, (ii) a member of Senior Management (now or hereafter made a party hereto) without the consent of such member if such amendment or waiver adversely and discriminatorily affects in a material way the rights of or obligations of such member or such member's permitted assignees, or (iii) Jeffrey G. Conyers, without his consent if such amendment changes the rights or obligations of Mr. Conyers in any way.

     10.8  Entire Agreement.  This Agreement constitutes the entire agreement
           ----------------
among the parties with respect to the matters herein and its execution has not been induced by, nor do any of the parties rely upon or regard as material, any representations or writings whatever not incorporated herein and made a part hereof.

     10.9  Remedy for Breach of Section 8.3(c), (d) or (e), 8.5(b) or 8.6.
           --------------------------------------------------------------

     (a) The parties hereto understand and agree that no party may bring any action, claim or proceeding for monetary damages against the Company or any of its directors or officers for a breach of the representations set forth in
Section 8.3(c), (d) or (e) of this Agreement.

     (b) The parties hereto understand and agree that no party may bring any action, claim or proceeding for monetary damages against a Holder for a breach of the representations or covenants set forth in Section 8.5(b) or 8.6 of this Agreement.

     10.10  Appraisal.  In the event a Selling ROFR Holder and the Other New
            ---------
Investors cannot agree upon the fair market value of any non-cash consideration that is offered in a transaction subject to Section 3.4(a) and is not publicly traded, either the Selling ROFR Holder or the Other New Investors can request an appraisal pursuant to this Section 10.10 as soon as such disagreement becomes evident to such party. The appraised value of any such non-cash consideration means the fair market value on the date of the Notice of such non-cash consideration, without premiums for control or discounts for minority interest or restrictions on transfer, determined by an appraiser designated by the Selling ROFR Holder and an appraiser designated by the Other New Investors, and if such two appraisers cannot agree on the fair market value, then the two appraisers shall select a third appraiser mutually agreeable to the two appraisers, which third appraiser shall, upon the basis of an independent analysis, determine the fair market value. The Selling ROFR Holder and the Other New Investors shall use reasonable efforts to designate their respective appraisers, and to cause such appraisers to complete their work, as quickly as is reasonably practicable. The Selling ROFR Holder and the Other New Investors, as a group, shall each pay 50% of the cost and expenses of such appraisal proceeding (including appraisers' fees), provided that the Selling ROFR Holder and the Other New Investors, as a group, shall each bear their own professional fees and expenses (legal, accounting, financial advisory or otherwise) incurred in connection therewith.

     10.11  Consents.  Whenever any matter is to be approved by a vote of the
            --------
holders of the Class B Shares, all holders of the Class B Shares shall, if requested by holders of a number of Class B Shares sufficient to approve such matter, execute written consents voting all of their Class B Shares in favor of such matter.

     10.12  Additional Investors.  If consented to by holders of a majority of
            --------------------
the Class B Shares, any Affiliate of the Company or of any New Investor (or any employee of any such Affiliate) who has acquired Common Shares on the Bermuda Stock Exchange (an "Additional Investor") may, by executing and delivering a counterpart signature page to this Agreement, become a party hereto solely for purposes of Sections 3.2, 3.3 and 3.7 and Articles 4, 9 and 10 hereof. Each Additional Investor shall promptly deliver to the Company all certificates relating to such Common Shares, and the Company shall affix thereon the legend set forth in Section 4.2(b).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first written above.


                              THE CORPORATIONS:

                              GLOBENET COMMUNICATIONS GROUP LIMITED



                              By: /s/ Greg Belbeck
                                 ----------------------------------
                              Name:  Greg Belbeck
                                   --------------------------------
                              Title: Chief Financial Officer
                                    -------------------------------

                              TELEBERMUDA INTERNATIONAL LIMITED



                              By: /s/ Greg Belbeck
                                 ----------------------------------
                              Name:  Greg Belbeck
                                   --------------------------------
                              Title: Vice President, Finance
                                    -------------------------------



                              GLOBENET COMMUNICATIONS LTD.


                              By: /s/ Lin Gentemann
                                 ----------------------------------
                              Name:  Lin Gentemann
                                   --------------------------------
                              Title: Vice President
                                    -------------------------------

                              ATLANTICA NETWORK (BERMUDA) LTD.


                              By: /s/ Lin Gentemann
                                 ----------------------------------
                              Name:  Lin Gentemann
                                   --------------------------------
                              Title: Vice President
                                    -------------------------------

                              THE HOLDERS:


                              /s/ Michael Kedar
                              ----------------------------------------
                              Michael Kedar

                              Address:  TeleBermuda International Ltd.
                                        3100 Steeles Avenue East
                                        Suite 805
                                        Markham, Ontario
                                        L3R 8T3
                                        Facsimile:  (905) 470-6376

                              TELEBERMUDA (BVI) LIMITED



                              By: /s/ Michael Kedar
                                 ---------------------------------------
                              Name:  Michael Kedar
                                   -------------------------------------
                              Title: President
                                    ------------------------------------

                              Address:  TeleBermuda International
                                        3100 Steeles Avenue East
                                        Suite 805
                                        Markham, Ontario
                                        L3R 8T3
                                        Facsimile:  (905) 470-6376

                              IHI HYDRO, INC.


                              By: /s/ Linda Dougherty
                                 ---------------------------------------
                              Name:  Linda Dougherty
                                   -------------------------------------
                              Title: Vice President
                                    ------------------------------------

                              Address:  55 King Street West
                                        8th Floor
                                        TD Bank Tower
                                        TD Centre
                                        Toronto, Ontario
                                        M5K 1A2
                                        Facsimile:  (416) 982-5045

                              BOSTON VENTURES LIMITED PARTNERSHIP
                                   V, L.P.

                              By:  BOSTON VENTURES COMPANY V, LLC,
                                   its general partner


                                   By: /s/ Anthony J. Bolland
                                      ----------------------------------
                                   Name:  Anthony J. Bolland
                                        --------------------------------
                                   Title: Managing Director
                                         -------------------------------

                              Address:  One Federal Street
                                        23rd Floor
                                        Boston, Massachusetts 02110-2003
                                        Facsimile:  (617) 350-1574


                              KELSO INVESTMENT ASSOCIATES VI, L.P.

                              By:  Kelso GP VI, LLC, its general partner


                                   By: /s/ George E. Matelich
                                      ----------------------------------
                                   Name:  George E. Matelich
                                        --------------------------------
                                   Title: Managing Member
                                         -------------------------------

                              Address:  320 Park Avenue
                                        24th Floor
                                        New York, New York 10022
                                        Facsimile:  (212) 223-2379

                              KEP VI, L.L.C.


                                   By: /s/ George E. Matelich
                                      ----------------------------------
                                   Name:  George E. Matelich
                                        --------------------------------
                                   Title: Managing Member
                                         -------------------------------

                              Address:  320 Park Avenue
                                        24th Floor
                                        New York, New York 10022
                                        Facsimile:  (212) 223-2379

                              PROVIDENCE EQUITY PARTNERS III L.P.

                              By: Providence Equity Partners III L.L.C, its general partner



                                   By: /s/ Jonathan M. Nelson
                                      ______________________________________
                                      Jonathan M. Nelson
                                      Its President

                              Address:  Fleet Center, 9th Floor
                                        50 Kennedy Plaza
                                        Providence, Rhode Island 02903
                                        Facsimile:  (401) 751-1790

                              PROVIDENCE EQUITY OPERATING PARTNERS III L.P.

                              By: Providence Equity Partners III L.L.C, its general partner


                                   By: /s/ Jonathan M. Nelson
                                      ______________________________________
                                      Jonathan M. Nelson
                                      Its President

                              Address:  Fleet Center, 9th Floor
                                        50 Kennedy Plaza
                                        Providence, Rhode Island 02903
                                        Facsimile:  (401) 751-1790

                              SPECTRUM EQUITY INVESTORS III, L.P.

                              By: Spectrum Equity Associates III, L.P., its General Partner



                              By: /s/ Kevin J. Maroni
                                 ___________________________________________
                                  Kevin J. Maroni
                                  Its General Partner

                              Address:  One International Place
                                        29th Floor
                                        Boston, Massachusetts 02110
                                        Facsimile:  (617) 464-4601

                              SPECTRUM III ENTREPRENEURS' FUND, L.P.

                              By:  SEI III Entrepreneurs' LLC, its General
                                   Partner



                              By: /s/ Kevin J. Maroni
                                 ___________________________________________
                                  Kevin J. Maroni
                                  Its Managing Member

                              Address:  One International Place
                                        29th Floor
                                        Boston, Massachusetts 02110
                                        Facsimile:  (617) 464-4601

                              SPECTRUM III INVESTMENT MANAGERS' FUND, L.P.


                              By: /s/ Kevin J. Maroni
                                 ___________________________________________
                                  Kevin J. Maroni
                                  Its General Partner

                              Address:  One International Place
                                        29th Floor
                                        Boston, Massachusetts 02110
                                        Facsimile:  (617) 464-4601

                              CAPITAL COMMUNICATIONS CDPQ, INC.

                              By:    /s/ Sebastien Rheaume
                                 ---------------------------------------------
                              Name:  Sebastien Rheaume
                                   -------------------------------------------
                              Title: Manager
                                    ------------------------------------------



                              By:    /s/ Andre De Montigny
                                 ---------------------------------------------
                              Name:  Andre De Montigny
                                   -------------------------------------------
                              Title: Vice President
                                    ------------------------------------------

                              Address:  1981 McGill College Avenue
                                        Suite 725
                                        Montreal, Quebec
                                        H3A 3C7
                                        Facsimile:  (514) 847-5980

                              SANDLER CAPITAL PARTNERS IV, L.P.

                              By: Sandler Investment Partners, L.P., its
                                  general partner

                                  By: Sandler Capital Management, its general
                                      partner

                                      By:  MJDM Corp., a general partner



                                      By:    /s/ Edward Grinacoff
                                         ---------------------------------------
                                      Name:  Edward Grinacoff
                                           -------------------------------------
                                      Title: President
                                            ------------------------------------

                                         Address: 767 Fifth Avenue
                                                  45th Floor
                                                  New York, New York 10153
                                                  Facsimile:  (212) 826-0269

                              SANDLER CAPITAL PARTNERS IV FTE, L.P.

                              By:  Sandler Investment Partners, L.P., its
                                   general partner

                                   By: Sandler Capital Management, its general
                                       partner

                                     By:  MJDM Corp., a general partner



                                     By:    /s/ Edward Grinacoff
                                        --------------------------------------
                                     Name:  Edward Grinacoff
                                          ------------------------------------
                                     Title: President
                                           -----------------------------------

                                         Address: 767 Fifth Avenue
                                                  45th Floor
                                                  New York, New York 10153
                                                  Facsimile:  (212) 826-0269

                              ONTARIO MUNICIPAL EMPLOYEES
                              RETIREMENT BOARD



                              By:    /s/ Ian D. Collier
                                 ------------------------------------------
                              Name:  Ian D. Collier
                                   ----------------------------------------
                              Title: Vice President
                                    ---------------------------------------


                              By:    /s/ Donna Parr
                                 ------------------------------------------
                              Name:  Donna Parr
                                   ----------------------------------------
                              Title: Senior Portfolio Manager
                                    ---------------------------------------


                              Address:  One University Avenue, Suite 1100
                                        Toronto, Ontario
                                        M5J 2P1
                                        Facsimile:  (416) 369-0675

                              NAUTILUS EQUITY INVESTORS, L.L.C.



                              By:    /s/ Mark Patterson
                                 ------------------------------------------
                                     Mark Patterson, Its Managing Member

                              Address:



                              TD CAPITAL GROUP LIMITED



                              By:    /s/ Linda Dougherty
                                 -------------------------------------------
                              Name:  Linda Dougherty
                                   -----------------------------------------
                              Title: Vice President
                                    ----------------------------------------

                              Address:  55 King Street West, 8th Floor
                                        TD Bank Tower
                                        TD Centre
                                        Toronto, Ontario
                                        M5K 1A2
                                        Facsimile:  (416) 982-5045

Solely for the purposes of Sections 3.2, 3.3 and 3.7 and Articles 9 and 10 of this Agreement:

                              SENIOR MANAGEMENT


                              /s/ Scott Socol
                              ________________________________________________
                              Scott Socol

                              Address:  GlobeNet Communications Group
                                        3100 Steeles Avenue East, Suite 805
                                        Markham, Ontario
                                        L3R 8T3
                                        Facsimile:  (905) 470-6376


                              /s/ Greg Belbeck
                              ________________________________________________
                              Greg Belbeck

                              Address:  GlobeNet Communications Group
                                        Limited
                                        3100 Steeles Avenue East, Suite 805
                                        Markham, Ontario
                                        L3R 8T3
                                        Facsimile:  (905) 470-6376


                              /s/ Laurent Duplantie
                              ________________________________________________
                              Laurent Duplantie

                              Address:  GlobeNet Communications Group
                                        Limited
                                        170 Taschereau Boulevard
                                        Suite 310
                                        La Prairie, Quebec
                                        J5R 5H6
                                        Facsimile:  (514) 444-9301

                              /s/ Lin Gentemann
                              _______________________________________________
                              Lin Gentemann

                              Address:  GlobeNet Communications Group
                                        2 Carter's Bay Road
                                        Southside, St. David's DD02
                                        Bermuda
                                        Facsimile:  (441) 296-9010

Solely for the purposes of acknowledging his consent to this amendment and restatement of the Original Agreement and the termination of his rights thereunder:

                              /s/ Jeffrey G. Conyers
                              ______________________________________________
                              Jeffrey G. Conyers

                              Address:  First Bermuda Securities
                                        Chevron House
                                        Ground Floor
                                        11 Church Street
                                        Hamilton, Bermuda
                                        HM 11
                                        Facsimile:  (441) 292-9471

                                   EXHIBIT A
                   CURRENT SECURITY OWNERSHIP OF THE HOLDERS

----------------------------------------------------------------------------------------
  Securityholder           Common Shares        Class B                    Common Share
  --------------           ------------        Shares(C)                     Options
                                               ---------                     -------
----------------------------------------------------------------------------------------
Kedar(A)                                                                     200,000
----------------------------------------------------------------------------------------
BVI                              836,325                                     120,000
----------------------------------------------------------------------------------------
IHI(B)                         1,635,286(C)          110
----------------------------------------------------------------------------------------
BV                             2,941,176             199
----------------------------------------------------------------------------------------
Kelso                          2,500,000             169
----------------------------------------------------------------------------------------
KEP                              441,176              30
----------------------------------------------------------------------------------------
Providence                     1,508,378              98
----------------------------------------------------------------------------------------
PEOP                              11,230               1
----------------------------------------------------------------------------------------
Spectrum                       1,458,824              97
----------------------------------------------------------------------------------------
SEI                               45,588               1
----------------------------------------------------------------------------------------
MANAGERS                          15,196               1
----------------------------------------------------------------------------------------
CDPQ                           1,470,588             100
----------------------------------------------------------------------------------------
Sandler                          521,176              35
----------------------------------------------------------------------------------------
SCP                              214,118              14
----------------------------------------------------------------------------------------
OMERS                            558,824              38
----------------------------------------------------------------------------------------
Nautilus                         294,118              20
----------------------------------------------------------------------------------------
TDG                            1,283,254              87
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------


(A) The amount set forth above does not reflect 92,353 Common Shares held by a trust for the benefit of a charitable organization and a family member of Mr. Kedar. Mr. Kedar is not the trustee of the trust, and has no beneficial ownership interest in such shares. The amount set forth above also does not include shares attributable to Mr. Kedar pursuant to his interests in BVI. Mr. Kedar has preference shares in BVI which carry more than 50% of the voting rights of BVI.

(B)  IHI is a wholly-owned subsidiary of TDG.

(C)  Reflects interest owed by the Company to IHI through July 13, 1999.

                                SCHEDULE 2.1(A)

                         EXISTING OPTIONS AND WARRANTS

                                SCHEDULE 3.1(B)

                               PREEMPTIVE RIGHTS


The only persons with preemptive rights to issuances of the Company's shares are set forth below:

                          Tyco Submarine Systems, Ltd.
                                IHI Hydro, Inc.
                           TeleBermuda (BVI) Limited
                               Jeffrey G. Conyers
                                 Michael Kedar


These rights exist by reason of the Original Agreement. Each of these persons has waived its right to purchase a portion of the Common Shares and Class B Shares sold to the New Investors. The rights of Tyco will be transferred to IHI or its Affiliates on or before the Closing Date. The rights of Mr. Conyers will terminate upon the execution of this Agreement.

                                 SCHEDULE 3.7

            SHARES OF SENIOR MANAGEMENT NOT SUBJECT TO SECTION 3.7


------------------------------------------------------------------------------------------------
          Member of Senior Management              Cumulative Sales not Subject to Section 3.7
                    -----------------              -------------------------------------------
------------------------------------------------------------------------------------------------
                     Mike Kedar                              145,020 Common Shares
------------------------------------------------------------------------------------------------
                    Scott Socol                               39,500 Common Shares
------------------------------------------------------------------------------------------------
                    Greg Belbeck                              27,000 Common Shares
------------------------------------------------------------------------------------------------
                    Lin Gentemann                             27,313 Common Shares
------------------------------------------------------------------------------------------------
                  Laurent Duplantie                           27,000 Common Shares
------------------------------------------------------------------------------------------------